                                                                     EXHIBIT 2.1



                         DATE:         21 MARCH       2001
--------------------------------------------------------------------------------


                           FAULDING HEALTHCARE PTY LTD


                                       AND


                           F.H. FAULDING & CO. LIMITED


                                       and


                           CONNETICS AUSTRALIA PTY LTD


                                       and


                              CONNETICS CORPORATION


                    ----------------------------------------

                              SHARE SALE AGREEMENT

                    ----------------------------------------




                                 Lander & Rogers
                                     Lawyers
                                    Level 12
                                600 Bourke Street
                               Melbourne Vic 3000
                               Tel: (03) 9672 9111
                               Fax: (03) 9670 2723
                           e-mail: law@landers.com.au
                             Our ref: PGW:67174#092

                                TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION ........................................................2

      1.1   Definitions......................................................................2
      1.2   Interpretation..................................................................10

2.    SALE OF SHARES .......................................................................11

      2.1   Sale of Shares..................................................................11

3.    PURCHASE PRICE AND PAYMENT ...........................................................11

      3.1   Purchase Price..................................................................11
      3.2   Payment of the Purchase Price...................................................12

4.    PERIOD BEFORE COMPLETION .............................................................12

      4.1   Conduct of Business pending Completion..........................................12
      4.2   Purchaser's Access..............................................................13
      4.3   No Alternate Transaction........................................................14
      4.4   Prompt Disclosure...............................................................14
      4.5   Insurance.......................................................................15
      4.6   Vendor's Certificate............................................................15

5.    CONDITIONS ...........................................................................15

      5.1   General Conditions..............................................................15
      5.2   Vendor's Conditions.............................................................16
      5.3   Purchaser's Conditions..........................................................17
      5.4   Parties must cooperate..........................................................18
      5.5   Specific obligations of cooperation.............................................18
      5.6   Notification of satisfaction of conditions......................................18
      5.7   Termination on failure of conditions............................................19
      5.8   Consequences of termination on failure of conditions............................19
      5.9   Relevant Events for Purchaser...................................................19
      5.10  Preservation of Purchaser's remedies............................................20
      5.11  Acknowledgement by the Purchaser................................................20

6.    COMPLETION ...........................................................................20

      6.1   Completion - place and date.....................................................20
      6.2   Vendor's obligations on Completion..............................................20
      6.3   Purchaser's payment obligations on Completion...................................22
      6.4   Escrow......................................................................... 23
      6.5   Title Passes....................................................................23
      6.6   Interdependence.................................................................23

7.    WARRANTIES AND INDEMNITIES ...........................................................23

      7.1   Vendor's warranties.............................................................23
      7.2   Indemnity - Warranties..........................................................24
      7.3   Reliance and Construction.......................................................24
      7.4   Vendor's Guarantor's Warranties.................................................24
      7.5   Vendor's Guarantor's Indemnity..................................................25

      7.6   Purchaser's Warranties..........................................................26
      7.7   Purchaser's Indemnity...........................................................27
      7.8   Purchaser's Guarantor's Warranties..............................................27
      7.9   Purchaser's Guarantor's Indemnity...............................................28
      7.10  Limitation of Liability of Purchaser and Purchaser's Guarantor..................29
      7.11  Reduction of Liability of Purchaser and Purchaser's Guarantor...................30
      7.12  Payment by Vendor for breach....................................................30

8.    LIMITATION OF LIABILITY OF VENDOR AND THIRD PARTY CLAIMS..............................30

      8.1   No reliance on and no liability for matters outside this Agreement..............30
      8.2   Purchaser's and Purchaser's Guarantor's reliance on their own enquiries.........31
      8.3   Limitation of Liability of Vendor and Vendor's Guarantor........................31
      8.4   Reduction of Liability of Vendor and Vendor's Guarantor.........................32
      8.5   Limitations do not apply........................................................32
      8.6   Third Party Claims..............................................................32
      8.7   Release by Vendor and Vendor's Guarantor........................................34

9.    ASSESSMENT OF TAX ....................................................................34

      9.1   Tax indemnity...................................................................34
      9.2   Vendor requires notice of claim.................................................35
      9.3   Payments........................................................................35
      9.4   Vendor to bear costs of dispute.................................................35
      9.5   Vendor to be reimbursed payment.................................................36
      9.6   Involvement of Vendor in Tax audit..............................................36
      9.7   No double recovery..............................................................36

10.   POST-COMPLETION COVENANTS ............................................................36

      10.1  Intellectual Property Protection................................................36
      10.2  Vendor and Vendor's Guarantor not to solicit....................................37
      10.3  Vendor and Vendor's Guarantor not to compete....................................37
      10.4  Non-Solicitation and non-competition restraints independent and reasonable......38
      10.5  Employees.......................................................................39
      10.6  Purchaser's Access..............................................................39
      10.7  Payments Received by Vendor or any Affiliate Post-Completion....................40

11.   TRANSITIONAL ARRANGEMENTS ............................................................41

      11.1  Superannuation..................................................................41
      11.2  Payroll Services................................................................41
      11.3  Additional Employee Benefits....................................................42

12.   COMPANY AT COMPLETION ................................................................43

      12.1  Completion Financial Position...................................................43

13.   CONFIDENTIALITY AND INTELLECTUAL PROPERTY.............................................43

      13.1  Agreement Non-Disclosure........................................................43
      13.2  Confidential Information........................................................43
      13.3  Permitted Disclosure............................................................44

      13.4  Disclosure to Officers..........................................................44
      13.5  Disclosure of Material..........................................................44
      13.6  Public Domain...................................................................45
      13.7  Pre-existing Contracts..........................................................45
      13.8  Notices of Entitlement..........................................................45
      13.9  Filings.........................................................................45
      13.10 Waiver..........................................................................46
      13.11 Vendor Employee Confidentiality.................................................46
      13.12 Company Employee Confidentiality................................................46

14.   GST ..................................................................................47

      14.1  GST to be added to amount payable...............................................47
      14.2  Tax Invoice.....................................................................47

15.   PURCHASER'S GUARANTEE ................................................................47

      15.1  Guarantee.......................................................................47
      15.2  Liability Unaffected by Other Events............................................48
      15.3  Guarantee and Indemnity.........................................................48

16.   VENDOR'S GUARANTEE ...................................................................48

      16.1  Guarantee.......................................................................48
      16.2  Liability Unaffected by Other Events............................................49
      16.3  Guarantee and Indemnity.........................................................49

17.   MISCELLANEOUS ........................................................................49

      17.1  Notices.........................................................................49
      17.2  Waiver..........................................................................50
      17.3  Severance.......................................................................51
      17.4  Successors and assigns..........................................................51
      17.5  Further assurances..............................................................51
      17.6  Assignment......................................................................51
      17.7  Continuing obligations..........................................................51
      17.8  Variation.......................................................................52
      17.9  Applicable law..................................................................52
      17.10 [ ]*............................................................................52
      17.11 Counterparts....................................................................52
      17.12 Stamp duties....................................................................52
      17.13 Costs...........................................................................53
      17.14 No Merger.......................................................................53
      17.15 Entire Agreement................................................................53
      17.16 Specific performance and injunctive relief......................................53

SCHEDULE 1...................................................................................1

SCHEDULE 2..................................................................................32

SCHEDULE 3..................................................................................34



-----------------

* Confidential Treatment Requested

SCHEDULE 4..................................................................................38

SCHEDULE 5..................................................................................40

SCHEDULE 6..................................................................................42

SCHEDULE 7..................................................................................43

SCHEDULE 8..................................................................................44

ANNEXURE A          (Profit & Loss Account and Balance Sheet)

ANNEXURE B          (Consulting Agreement)

ANNEXURE C          (Deed of Assignment)

ANNEXURE D          (Injectable Transfer Agreement)

ANNEXURE E          (Real Property Licence Deed)

ANNEXURE F          (Documentary Disclosure)

THIS AGREEMENT is dated 21 March 2001


PARTIES

FAULDING HEALTHCARE PTY LTD (ACN 000 875 034) of 115 Sherriff Street, Underdale, South Australia, Australia 5032 ("Vendor")

and

F.H. FAULDING & CO.LIMITED (ACN 007 870 984) of 115 Sherriff Street, Underdale, South Australia, 5032 ("Vendor's Guarantor")

and

CONNETICS AUSTRALIA PTY LTD (ACN 095 618 161) of Level 27, 530 Collins Street, Melbourne, Victoria, 3000 ("Purchaser")

and

CONNETICS CORPORATION of 3400 West Bayshore Road, Palo Alto, California, United States of America ( "Purchaser's Guarantor")

RECITALS

A. Soltec Research Pty Ltd (ACN 006 363 891) of 8 Macro Court, Rowville, Victoria (the "Company") is a company limited by shares incorporated in Victoria, Australia with its registered office at 8 Macro Court, Rowville, Victoria, Australia.

B. The Vendor is the legal and beneficial owner of all the shares in the capital of the Company and is a wholly-owned subsidiary of the Vendor's Guarantor.

C.   The Purchaser is a wholly-owned subsidiary of the Purchaser's Guarantor.

D. The Vendor has agreed at the request of the Purchaser's Guarantor to sell and the Purchaser has agreed at the request of the Vendor's Guarantor to purchase the Shares (as defined below) on the terms and conditions contained in this Agreement.

AGREEMENT

1.             DEFINITIONS AND INTERPRETATION

1.1            DEFINITIONS

               In this Agreement:

               "Accounting Standards" means the Australian Accounting Standards and Urgent Issues Group Consensus Views from time to time and if, and to the extent that, any matter is not covered by Australian Accounting Standards and Urgent Issues Group Consensus Views, means generally accepted accounting principles applied from time to time in Australia for companies similar to the Company.

               "Affiliate" in relation to any person, means any other person (whether an individual, body corporate, trust, partnership, joint venture or other entity of any description) which, directly or indirectly, controls or is controlled by, or is under common control with a person. For the purposes of the preceding sentence, "control" means direct or indirect possession of the power to direct or cause the direction of the affairs or management of a person, whether through ownership of voting securities, by contract or otherwise, including without limitation, the power to elect at least a majority of the board of directors or other persons with substantial equivalent power to manage or direct the affairs of such person.

               "Agreement" means this agreement including all schedules and annexures.

               "Balance Date" means 28 February 2001.

               "Bank Account" means the bank account of the Company, details of which are set out in the Disclosure Letter.

               "Business" means the innovation and product development business primarily focussed on delivery technologies with applications in consumer and prescription healthcare carried on by the Company.

               "Business Day" means a day on which banks are open for business generally in both Melbourne, Victoria, Australia and in San Francisco, California, United States of America.

               "Business Names" means all names under which the Company conducts its Business or which are used in connection with the Business, being the names listed in schedule 5 under the heading "Business Names."

               "Claims or Actions" means any claims, demands or causes of action (whether based in contract, tort, common law, statute or otherwise) arising in connection with this Agreement or any part of this Agreement (including, but not limited to, the Warranties) or relating to the Shares or their sale to the Purchaser.

               "Company" means Soltec Research Pty Ltd (ACN 006 363 891) of 8 Macro Court, Rowville, Victoria, Australia 3178.

               "Company Accounts" means the balance sheet of the Company as of 28 February 2001 and profit and loss accounts of the Company for the period 1 July 2000 to 28 February 2001 annexed to this Agreement and marked "A".

               "Completion" means completion of the sale and purchase of the Shares in accordance with the terms of this Agreement.

               "Completion Date" means the later of 30 March 2001 or the date which is five Business Days after the satisfaction of the Conditions Precedent or such other date as the Vendor and the Purchaser may agree in writing.

               "Conditions Precedent" means the Mutual Conditions, the Vendor's Conditions and the Purchaser's Conditions and any of them.

               "Confidential Information" means in relation to the Company all knowledge of secret processes, know-how, techniques, discoveries, inventions, ideas, research, practices, systems, formulae, formulations, manuals, customer databases, drawings, trade secrets and special purpose computer programs, information relating to finances, marketing and contractual arrangements with customers (including, without limitation, licensees), licensors or consultants and other confidential information and data subsisting in or relating to the Business which by its nature, or by the circumstances of its disclosure to the holder of information, is or could reasonably be expected to be regarded as confidential.

               "Constitution" means the constitution of the Company initialed by the parties for the purposes of identification.

               "Consulting Agreement" means a consulting agreement materially in the form set out in the annexure marked "B" to be entered into among the Purchaser's Guarantor, Ross Macdonald and the Vendor's Guarantor.

               "Contaminant" means both "industrial waste" and "waste" as defined in the Environment Protection Act 1970 (Vic) and any solid, liquid, gas, radiation, or substance which may pollute land so that the condition of the land is so changed as to make or be reasonably expected to make the land or the product of the land:

               (a) noxious or poisonous;

               (b) harmful or potentially harmful to the health or welfare of human beings;

               (c) poisonous, harmful or potentially harmful to animals, birds or wildlife;

               (d) poisonous, harmful or potentially harmful to plants or vegetation;

               (e) obnoxious or unduly offensive to the senses of human beings;
                   or

               (f) detrimental to any beneficial use made of the land.

               "Corporations Law" means the Corporations Law of Australia .

               "Deed of Assignment" means a deed of assignment to be entered into between the Vendor's Guarantor and the Company materially in the form of annexure "C".

               "Disclosure Letter" means the letter dated on or before the date of this Agreement from the Vendor to the Purchaser disclosing:

               (a) information constituting exceptions to the Warranties and including references to the applicable Warranties with respect to which an exception is claimed; and

               (b) other information where required by this Agreement.

               "Dollar" or "$" means the amount in Australian currency.

               "Domain Names" means the internet addresses licensed to the Company and identified in schedule 5 under the heading "Domain Names."

               "Effective Date" means the date of this Agreement.

               "Employee Contracts" means all contracts and arrangements made between the Company or a Related Body Corporate of the Company and the Employees, being the contracts and arrangements specified in part 3 of schedule 4.

               "Employee Entitlements" means in relation to each Employee, the aggregate of all unpaid amounts and benefits to which the Employee is entitled as at 15 February 2001 (or as otherwise provided in clause 6.2(a)(xiv)) under any contract of employment, law, award, determination or agreement relating to terms and conditions of employment in respect of long service leave, annual leave and sick leave accrued or arising in respect of the Employee for the period of the Employee's service prior to 16 February 2001, details of which are set out in schedule 4.

               "Employees" means the persons listed in part 1 of schedule 4 who are providing services to the Company on site at the Real Property or otherwise.

               "Encumbrance" means an interest or power:

               (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

               (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), pledge, lien, trust or power;

               by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

               "Environment" has the same meaning as in the Environment Protection Act 1970 (Vic).

               "Environmental Law" means a law (including common law, acts of parliaments, regulations, policies and by-laws and all licences, permits, consents or approvals made under such laws) or a provision of a law relating to:

               (a) the Environment, or any aspect of the Environment; or

               (b) the use or substances or conduct which may harm the
                   Environment or employees of the Company.

               "EPA" means the Environment Protection Authority or its successor.

               "Field" means"

               [   ]*

               "GST" has the meaning given in the GST Act.

               "GST Act" means section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

               "GST Law" has the meaning given in the GST Act.

               "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative authority, agency or commission or any tribunal, arbitral body or court.

               "Injectables Division" means the injectables division of the Company identified in schedule 2 and to be transferred to an Affiliate of the Vendor's Guarantor pursuant to the Injectables Transfer Agreement.

               "Injectables Transfer Agreement" means an agreement to be entered into among the Company, the Vendor's Guarantor, the Purchaser's Guarantor and an Affiliate of the Vendor's Guarantor materially in the form of annexure "D".

               "Injectables Intellectual Property" means each invention, know-how, patent application, confidential information and other intellectual or industrial property referred to in the Injectables Transfer Agreement.

               "Intellectual Property Licences" means all agreements under which the Company has at the Effective Date the exclusive or non-exclusive right to use the names, products, techniques or


----------

* Confidential Treatment Requested
               intellectual property rights of third parties in the Business, details of which are set out in schedule 5 under the heading "Intellectual Property Licences."

               "Intellectual Property" and "Intellectual Property Rights" mean:

               (a) the Business Names and Trade Marks owned or used at any time by the Company (whether registered or unregistered);

               (b) the Confidential Information owned or used at any time by the
                   Company;

               (c) the Patents, Patent Applications, Inventions, Know-how,
                   registered designs, unregistered designs, copyright and all other similar rights owned or used at any time by the Company;

               (d) the Intellectual Property Licences; and

               (e) the Domain Names.

               Notwithstanding the foregoing, all references to Intellectual Property and Intellectual Property Rights include all intellectual and industrial property of or belonging to the Company and all rights in connection with such property located anywhere in the world but specifically excluding the Injectables Intellectual Property.

               "Invention" means an invention which is the subject of a Patent Application or Patent or is protectable by the Company through patent registration.

               "Know-how" means know-how and technical information relating to any Invention.

               "Loss" means any loss (but not including any indirect or consequential loss), claim, action, suit, proceeding, award, judgment, demand, liability, obligation, damage, fine, penalty, cost, charge, expense, Tax, outgoing, payment, diminution in value or deficiency of any kind or character which the Vendor, the Company or the Purchaser pays, suffers, or incurs or is liable for including, without limitation:

               (a) all interest and other amounts payable to third parties; and

               (b) all proper and reasonable legal and other expenses (on a full indemnity or a solicitor and own client basis, whichever is the greater) incurred in connection with investigating or defending any Claims or Actions, whether or not resulting in any liability and all amounts paid in settlement of any Claim or Action.

               "Material Contracts" means the development, supply, licence, consulting, distribution and sale agreements, arrangements or understandings entered into, existing, made or held by the Company in connection with the Business listed in part I, part II and part III of schedule 3.

               "Mutual Condition Precedent" means a Condition Precedent referred to in clause 5.1.

               "Officer" means, in relation to a corporation, an officer within the meaning of section 9 of the Corporations Law.

               "Patents" and "Patent Applications" means those patents and patent applications listed in schedule 5 under the heading "Patents and Patent Applications."

               "Purchase Price" means $32,000,000.00 (thirty two million dollars).

               "Purchaser's Condition Precedent" means a Condition Precedent referred to in clause 5.3.

               "Real Property" means the land and buildings at 8 Macro Court, Rowville, Victoria, 3178, being the land more particularly described in certificate of title volume 9713 folio 290.

               "Real Property Licence Deed" means a licence agreement among the Company, the Vendor's Guarantor and an Affiliate of the Vendor's Guarantor relating to the use of part of the Real Property by that Affiliate materially the same as that annexed to this Agreement as annexure "E".

               "Related Body Corporate" has the meaning ascribed by the Corporations Law.

               "Relevant Environmental Authority" means all consents, authorisations, permits and licences that the Company is required to obtain under an Environmental Law in order to conduct the operations of the Company.

               "Revenue Authority" means any Australian Federal, State, Territory or local government authority or instrumentality levying Tax.

               "Shares" means all of the shares issued in the capital of the Company, being 1,417,606 fully paid ordinary shares.

               "Tax" means any income tax, capital gains tax, recoupment tax, franking deficits tax, franking additional tax, pay-as-you-earn remittances, prescribed payments, undistributed profits tax, withholding tax (including deductions pursuant to the royalty withholding obligation), foreign withholding tax, foreign tax, fringe benefit tax, value added tax and goods and services tax, customs duty, excise duty, sales tax, payroll tax, group tax, land tax, stamp duty, financial institutions duty, debits tax, municipal rates, water rates, gift duties and other charges, levies and impositions, assessed or charged or assessable or chargeable by or payable to any national, foreign, federal, state or municipal taxation or excise authority, including any interest, penalty, charge, fee or other amount imposed or made on or in respect of the failure to file a return in respect of or to pay any such tax, rates, duties, charges or levies.

               "Tax Act" means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or both the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997
               (Cth), as appropriate.

               "Taxable Supply" has the meaning given in the GST Act.

               "Third Party Rights" means any intellectual or industrial property of a third party anywhere in the world including, without limitation, a patent, design (whether or not registered), trade or service mark (whether or not registered), copyright, confidential information or trade secret, business process, circuit layout designs and rights in relation to circuit layouts.

               "Trade Marks" means trade marks, logos, symbols, get-up, service marks and trade names (whether registered or not), details of which are set out in schedule 5 under the headings "Registered Trade Marks" and "Unregistered Trade Marks," and all associated goodwill.

               "Vendor's Condition Precedent" means a Condition Precedent referred to in clause 5.2.

               "Vendor's Fund" means the F. H. Faulding & Co. Limited Superannuation Fund established under deed made 14 December 1982.

               "Vendor's Solicitors" means Lander & Rogers of Level 12, 600 Bourke Street, Melbourne, Victoria, Australia.

               "Warranties" means the representations, warranties, indemnities, undertakings and other obligations of the Vendor of whatever kind contained in this Agreement including, without limitation, those set out in schedule 1.

          1.2  INTERPRETATION

               In this Agreement:

               (a) words denoting the singular number include the plural and vice versa;

               (b)  words denoting any gender include all genders;

               (c) words importing natural persons include corporations, firms, unincorporated associations, partnerships, trusts and any other entities or groups recognised by law;

               (d) reference to any legislation or to any provision of any legislation includes any amendment, modification, consolidation or re-enactment of, or any legislative provision substituted for, and all legislative and statutory instruments issued under, such legislation or such provision;

               (e) the words "written" and "in writing" include any means of visible reproduction of words in a tangible and permanently visible form;

               (f) reference to clauses and schedules and annexures are references to clauses and schedules and annexures of this Agreement;

               (g) reference to any party to this Agreement or any other agreement or document includes the party's successor and permitted assigns;

               (h) where a word or phrase is defined, other grammatical forms of that word or phrase have corresponding meanings;

               (i) reference to any document or agreement includes references to such document or agreement as novated, supplemented, varied or replaced from time to time except to the extent excluded by the terms of this Agreement or that other document or agreement;

               (j) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it;

               (k) the headings to clauses or schedules are for ease of reference only and do not form part of this Agreement or affect its interpretation;

               (l) if any day appointed or specified by this Agreement for the payment of any money or the doing of any act falls on a day which is not a Business Day, the day appointed or specified will be the next Business Day;

               (m) a reference to a time or date in connection with the performance of an obligation by a party is a reference to the time and date in Melbourne, Victoria, Australia even if the obligation is to be performed elsewhere; and

               (n) the Warranties are to be construed separately, and the meaning of each Warranty is in no way limited by reference to any other covenant, warranty or representation contained in this document.

          2.   SALE OF SHARES

          2.1  SALE OF SHARES

               The Vendor agrees, at the request of the Purchaser's Guarantor, to sell the Shares to the Purchaser free from all Encumbrances, and the Purchaser agrees, at the request of the Vendor's Guarantor, to purchase the Shares from the Vendor free from all Encumbrances, on the terms and conditions contained in this Agreement.

          3.   PURCHASE PRICE AND PAYMENT

          3.1  PURCHASE PRICE

               The purchase price to be paid by the Purchaser to the Vendor in consideration for the sale of the Shares is the Purchase Price.

          3.2  PAYMENT OF THE PURCHASE PRICE

               The Purchase Price is payable on the Completion Date.

          4.   PERIOD BEFORE COMPLETION

          4.1  CONDUCT OF BUSINESS PENDING COMPLETION

               From the Effective Date until the Completion Date, unless the Purchaser otherwise agrees in writing:

               (a) the Vendor must use reasonable endeavours to preserve the value of the prospects, condition, operations, business and assets of the Company and must ensure that the Company carries on the Business in the ordinary and usual course consistent with past practice and so as to comply in all material respects with all applicable laws of which it is aware (having made proper enquiry); and

               (b)  the Vendor must ensure that the Company does not:

                    (i) increase, reduce or otherwise alter its share capital from that shown in the Company Accounts unless set out in clause 5.2 or grant any options or other rights for the issue of shares or other securities or issue any securities convertible into share capital;

                    (ii) increase, reduce or otherwise alter its loan facilities from those shown in the Company Accounts unless set out in clause 5.2;

                   (iii) alter the provisions of the Constitution;

                    (iv) declare or pay a dividend, make any other distribution of its profits or repay any shareholder's loan or advance unless set out in clause 5.2;

                    (v) make a distribution or revaluation of assets unless set out in clause 5.2;

                    (vi) buy back any of its shares;

                   (vii) enter into any abnormal or unusual transaction which relates to or adversely affects the Business unless set out in clause 5.2;

                  (viii) enter into any contract that involves an expenditure by, or imposes obligations on the Company in excess of, $10,000.00 or extends beyond a period of six months;

                    (ix) make any capital commitment, or sell or purchase any
                         asset, for more than $10,000.00 or assets that in the aggregate cost more than $50,000.00;

                    (x) create any Encumbrance over or declare itself trustee of any asset;

                    (xi) make any material Tax election or accounting method
                         changes, settle any Tax claim or extend any Tax limitation period; or

                   (xii) make any material amendment to the terms and
                         conditions of employment (including, without limitation, remuneration, superannuation entitlements and other benefits) of any Employee except as required by law or, with prior written notice to the Purchaser any applicable industrial award, instrument or agreement or hire any additional employee.

          4.2  PURCHASER'S ACCESS

               (a) The Vendor undertakes that prior to Completion it will provide the Purchaser, its advisers and authorised representatives all reasonable access during normal business hours to all books and records and assets of and under the control of the Company and to the Real Property, provided that the Purchaser gives the Vendor prior notice of any need for such access and such notice will not be unreasonably denied by the Vendor.

               (b) The Vendor will make all reasonable efforts, as requested from time to time by Purchaser, to make the relevantly responsible officers and employees of, and auditors and other advisers to, the Company, the Vendor and the Vendor's Guarantor reasonably available during normal business hours to give access and provide assistance to the Purchaser, its advisers and representatives as provided by clause 4.2(a). The Purchaser will provide prior notice to the Vendor of such requests, which such requests will not be unreasonably denied.

          4.3  NO ALTERNATE TRANSACTION

               For the period from the Effective Date to the Completion Date (inclusive), the Vendor must not, and the Vendor must procure that none of its respective Officers, employees, agents or representatives nor any of the Company or the Vendor's or the Company's Affiliates nor any of their Officers, employees, agents or representatives, take, directly or indirectly, any of the following actions:

               (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire any material part of the Company's business, properties or technologies, or any amount of the Company's share capital, whether by purchase of shares, assets, reconstruction or otherwise, or effect any such transaction;

               (b) disclose any information not customarily disclosed to any third party concerning the Company's business, technologies and properties, or afford to any person (other than the Purchaser, the Purchaser's Guarantor or their representatives) access to its properties, technologies, books or records, not customarily afforded such access;

               (c) assist or cooperate with any third party to make any proposal to purchase all or any part of the Company's share capital or all or any material part of the Company's assets; or

               (d) enter into any agreement with any third party providing for the acquisition of the Company whether by purchase of shares, assets, reconstruction or otherwise, or effect any such transaction.

          4.4  PROMPT DISCLOSURE

               The Vendor will promptly disclose to the Purchaser full particulars of any fact, matter, event or circumstance (including any omission) which becomes known to the Vendor after the Effective Date and before the Completion Date which:

               (a) constitutes a material breach of or renders any Warranty materially inaccurate or misleading; or

               (b) has or is likely to have a material adverse effect on the prospects, condition, operations, business or assets of the Company.

          4.5  INSURANCE

               Until the Completion Date the Vendor will maintain, or cause there to be maintained, insurance on the assets of the Company in accordance with its customary business practices and will not cause such insurance to lapse or be cancelled prior to the Completion Date. The Purchaser will be responsible for all such insurance after the Completion Date.

          4.6  VENDOR'S CERTIFICATE

               On the second Business Day before the Completion Date, the Vendor will deliver to the Purchaser a certificate confirming as at the date of delivery:

               (a) that the Vendor has complied with clause 4.1 or, to the extent it has not, giving reasonable particulars of each breach; and

               (b) the Warranties are materially accurate, or, if the Vendor is aware of anything which has occurred since the Effective Date to make any such Warranty materially inaccurate, giving reasonable particulars of the event and the nature of the inaccuracy.

          5.   CONDITIONS

          5.1  GENERAL CONDITIONS

               The obligations of the Vendor and the Purchaser to effect Completion are subject to the following:

               (a) there not being any statute, rule or regulation enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that prevents Completion or has the effect of making any transaction contemplated by this Agreement illegal or contrary to public policy; and

               (b) no action, suit, or proceeding concerning either the Vendor, the Purchaser or the Company being pending by or before any Governmental Authority wherein an unfavourable judgment, order, decree, stipulation or injunction would either prevent any of the transactions contemplated by this Agreement or cause the transaction contemplated by this Agreement to be rescinded following Completion.

          5.2  VENDOR'S CONDITIONS

               The obligation of the Vendor to effect Completion is subject to the prior satisfaction of the following conditions or their satisfaction subject only to Completion:

               (a) the transfer of the Injectables Division from the Company to an Affiliate of the Vendor as set out in schedule 2 on the terms set out in the Injectables Transfer Agreement;

               (b)  [ ]*

               (c) the Company releasing the Vendor and each Related Body Corporate from the obligation to repay any inter-company loans after completion of the transactions referred to in paragraphs (a), (b) and (d) of this clause;

               (d) the transfer of the 80,154 shares owned by the Company in the issued capital of the Purchaser's Guarantor to the Vendor (or the Vendor's nominee);

               (e) the representations and warranties of the Purchaser contained herein being true and correct in all material respects (without giving effect to any limitation as to materiality in such representations and warranties) when made:

                    (i)  except for changes contemplated by this Agreement; and

                    (ii) to the extent that such representations and warranties speak as of an earlier date, being true and correct as of Completion as though made on that date;

                    provided that this condition does not apply in respect of any representation or warranty known by the Vendor to be incorrect prior to entering into this Agreement;


-----------------------

* Confidential Treatment Requested

               (f) the Purchaser having performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Completion; and

               (g) the continuing guaranty by the Purchaser's Guarantor of the obligations and warranties under this Agreement.

          5.3  PURCHASER'S CONDITIONS

               The obligation of the Purchaser to effect Completion is subject to the prior satisfaction of the following conditions or their satisfaction subject only to Completion:

               (a) to the extent reasonably required in the determination of the Purchaser and the Purchaser's counsel, the parties to each of the Material Contracts (other than the Company) giving their consent (in a form reasonably satisfactory to the Purchaser) to the change in control of the Company which occurs as a result of the transactions contemplated by this Agreement;

               (b) release of the Company from the FH Faulding Group deed of cross guarantee lodged pursuant to ASIC Class Order 98/1418;

               (c) the completion, to the Purchaser's reasonable satisfaction, of its review of the diligence materials and of the Business of the Company;

               (d) the representations and warranties of the Vendor contained herein being true and correct in all material respects (without giving effect to any limitation as to materiality in such representations and warranties) when made:

                    (i)  except for changes contemplated by this Agreement; and

                    (ii) to the extent that such representations and warranties speak as of an earlier date, being true and correct as of Completion as though made on that date;

                    provided that this condition does not apply in respect of any representation or warranty known by the Purchaser to be incorrect prior to entering into this Agreement;

          (e) the Vendor having performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Completion; and

          (f) the continuing guaranty by the Vendor's Guarantor of the obligations and warranties under this Agreement.

          5.4  PARTIES MUST COOPERATE

               Each party must cooperate with the others and use all reasonable endeavours to obtain satisfaction of the Conditions Precedent.

          5.5  SPECIFIC OBLIGATIONS OF COOPERATION

               Without limiting the generality of clause 5.4:

               (a) each of Vendor and the Purchaser respectively, must make any applications deemed by it to be necessary and appropriate to effect the purpose of this Agreement and each will supply all necessary and appropriate information for the purpose of enabling the Conditions Precedent to be satisfied;

               (b) neither party may withdraw or procure the withdrawal of any application made or information supplied under paragraph (a) of this clause 5.5;

               (c) no party may take any action that would or would be likely to prevent or hinder completion of the satisfaction of the Conditions Precedent; and

               (d) each party must supply to the others copies of all applications made and all information supplied for the purpose of enabling the Conditions Precedent to be satisfied.

          5.6  NOTIFICATION OF SATISFACTION OF CONDITIONS

               The Vendor must notify the Purchaser when the Vendor's Conditions Precedent have been satisfied and promptly supply evidence of satisfaction of the Vendor's Conditions Precedent to the Purchaser.

               The Purchaser must notify the Vendor when the Purchaser's Conditions Precedent have been satisfied and promptly supply evidence of satisfaction of the Purchaser's Conditions Precedent to the Vendor.

          5.7  TERMINATION ON FAILURE OF CONDITIONS

               If any of the Mutual Conditions Precedent occurs or any of the Vendor's Conditions Precedent or the Purchaser's Conditions Precedent is not satisfied and:

               (a) in the case of Mutual Conditions, it is not waived by both the Vendor and the Purchaser;

               (b) in the case of the Vendor's Conditions Precedent, it is not waived by the Vendor;

               (c) in the case of the Purchaser's Conditions Precedent, it is not waived by the Purchaser;

               prior to 4 May 2001, this Agreement will terminate unless otherwise agreed in writing between the Vendor and the Purchaser.

          5.8  CONSEQUENCES OF TERMINATION ON FAILURE OF CONDITIONS

               On termination under clause 5.7 or clause 5.9, this Agreement will be considered to be rescinded from the start and of no further effect and no party will have any further obligation to any other party except for any breach of clauses 4.3, 5.4, 5.5, 13.1, 13.2, 13.4 and 13.5 and except under sections 15 and 16.

          5.9  RELEVANT EVENTS FOR PURCHASER

               The Purchaser may terminate this Agreement by giving written notice to the Vendor before the Completion Date if any of the following events occur:

               (a) there is a material breach of any of clauses 4.1 to 4.6 by the Vendor; or

               (b) there has been a material adverse change to the prospects, condition, operations, business or assets of the Company since the Balance Date.

          5.10 PRESERVATION OF PURCHASER'S REMEDIES

               If the Purchaser does not exercise its rights under clause 5.9, its other rights and remedies against the Vendor will not be lost or limited in any way.

          5.11 ACKNOWLEDGEMENT BY THE PURCHASER

               The Purchaser acknowledges that this Agreement is entered into on the basis of the Vendor undertaking, and being permitted by the Purchaser to undertake (as testified by the execution of this Agreement by the Purchaser), the actions referred to in clause 5.2.

          6.   COMPLETION

          6.1  COMPLETION - PLACE AND DATE

               Completion will take place at the offices of the Vendor's Solicitors on the Completion Date or at such other place as the Vendor and the Purchaser agree in writing.

          6.2  VENDOR'S OBLIGATIONS ON COMPLETION

               On or before the Completion Date but subject to Completion the Vendor, will:

               (a)  deliver to the Purchaser in accordance with clause 6.4:

                    (i)   the share certificates for the Shares;

                    (ii) a completed instrument of transfer of the Shares to the Purchaser in registrable form (subject to payment of stamp duty) executed by the Vendor;

                    (iii) the document of title to the Real Property and all
                          other then existing assets of the Company and all other then existing records and documents relating to the business and property of the Company;

                    (iv)  the share certificate books of the Company;

                    (v) the register of members, register of charges, minute books, ledgers, journals and books of account, the certificate of incorporation, the common seal;

                  (vi) written and duly executed resignations of all directors, secretaries and public officers of the Company conditional upon and with effect from Completion, with such resignations to be on terms reasonably approved by the Purchaser, including acknowledgments under seal that each of those persons has no claim of any nature against the Company for salary, fees, compensation for loss of office, loans or otherwise;

                  (vii) all original Patents and Patent Applications and assignments of rights relating thereto;

                  (viii) a counterpart of the Deed of Assignment executed by the
                         Vendor's Guarantor and the Company and dated the Completion Date;

                  (ix) a counterpart of the Real Property Licence Deed executed by the parties thereto;

                  (x) a counterpart of the Consulting Agreement executed by the parties thereto;

                  (xi) a counterpart of the Injectables Transfer Agreement executed by the parties thereto;

                  (xii) executed directions to the relevant bank revoking all existing authorities to operate the Bank Account and authorising the person or persons nominated in writing for that purpose by the Purchaser at least three Business Days prior to the Completion Date to operate the Bank Account;

                  (xiii) evidence of termination of all service contracts or other contractual arrangements between the Company and the Vendor or any Related Body Corporate of the Vendor identified as such on schedule 3 (excluding F22 identified in Part I of schedule 3); and

                  (xiv) an updated list of Employee Entitlements as at the close of business on the second last Business Day before Completion.

                  In the case of the items referred to in clauses 6.2(a)(iii) and (v) delivery is to be made by leaving those items in a safe and appropriate place at the Company's principal office or at such other place as the Vendor and Purchaser may agree.

               (b) cause a meeting of the directors of the Company to be held, at which:

                    (i) persons nominated in writing for that purpose by the Purchaser at least three Business Days prior to the Completion Date and having consented in writing to such appointment will be appointed directors of the Company effective from Completion;

                    (ii) a person nominated in writing for that purpose by the
                         Purchaser at least three Business Days prior to the Completion Date and having consented in writing to such appointment will be appointed secretary of the Company effective from Completion;

                   (iii) the directors of the Company resolve to accept the
                         resignations referred to in clause 6.2(a)(vi) subject to Completion;

                    (iv) the directors of the Company resolve to register the
                         transfer of the Shares referred to in clause 6.2(a)(ii) and cancel the existing share certificate subject to that transfer being stamped and subject to Completion; and

               (c) the directors of the Company resolve to approve the entry into and execution by the Company of the Deed of Assignment, the Real Property Licence Deed , the Injectables Transfer Agreement and the Consulting Agreement, and the undertakings referred to in clause 13.11 to which the Company is a party and deliver a certified copy of the minutes of such meeting to the Purchaser.

          6.3  PURCHASER'S PAYMENT OBLIGATIONS ON COMPLETION

               Subject to the Vendor satisfying its obligations under clause 6.2, the Purchaser will on Completion pay the Purchase Price into the Vendor's bank account identified in writing by the Vendor to the Purchaser at least five Business Days prior to the Completion Date by telegraphic transfer by 5.00pm on the Completion Date or as otherwise directed by the Vendor. The Purchaser will also deliver to the Vendor at Completion a counterpart of the Consulting Agreement and the Injectables Transfer Agreement executed by the Purchaser's Guarantor.

          6.4  ESCROW

               The documents referred to in clauses 6.2 and 6.3 will be delivered to the Australian lawyers for the Purchaser to be held by them in escrow pending satisfaction of the Purchaser's obligations in clause 6.3 pursuant to the terms of an escrow agreement to be in such terms as the Vendor may reasonably require, which agreement must be delivered by the Vendor to the Purchaser at least 5 Business Days prior to Completion and returned executed by the Purchaser's Australian lawyers at least 2 Business Days prior to Completion.

          6.5  TITLE PASSES

               On Completion, all legal and beneficial right, title and interest in the Shares will pass to the Purchaser free of all Encumbrances.

          6.6  INTERDEPENDENCE

               The requirements of clauses 6.2 and 6.3 are interdependent and must be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

          7.   WARRANTIES AND INDEMNITIES

          7.1  VENDOR'S WARRANTIES

               The Vendor represents and warrants to the Purchaser that each of the Warranties is true and correct as at the Effective Date and, unless stated in the Warranties to be correct at a particular date, will remain true and correct until Completion and on Completion, except that the Warranties are given subject to the facts, matters and circumstances fairly and accurately disclosed in this Agreement and the Disclosure Letter.

               The Purchaser will not claim that any fact, matter or circumstance so disclosed causes any of the Warranties to be untrue or incorrect or misleading or causes the Warranties to be breached to the extent that such fact, matter or circumstance is fairly and accurately disclosed in this Agreement and the Disclosure Letter.

               The Vendor acknowledges that the Warranties are not extinguished or affected by any investigation made by or on behalf of the Purchaser or by any other event or matter except as expressly set out in this clause 7.1.

          7.2  INDEMNITY - WARRANTIES

               Subject to clauses 8.3 and 8.4, the Vendor will indemnify and keep indemnified, defend and hold harmless the Purchaser from and against any and all Losses incurred or suffered by or brought or made against the Purchaser or the Company to the extent that such Losses are caused by, arise out of or relate to any breach by the Vendor of any of the Warranties or any other term of this Agreement (including, without limitation, any Loss suffered or incurred by the Purchaser by reason of the Shares being worth less than they would have been worth had there been no such breach of the Warranties or of any other term of this Agreement). The rights of the Purchaser under this clause 7.2 to be indemnified from and against any Losses are limited to the extent (and only to the extent):

               (a) the Purchaser has failed to take reasonable steps to avoid or mitigate such Loss; or

               (b) the Loss is adjudicated to have been contributed to by any act or omission of the Purchaser.

          7.3  RELIANCE AND CONSTRUCTION

               (a) The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance on the Warranties.

               (b) Each Warranty is to be construed independently of the others and is not limited by reference to any other Warranty.

          7.4  VENDOR'S GUARANTOR'S WARRANTIES

               The Vendor's Guarantor warrants to the Purchaser that:

               (a) it is a body corporate duly incorporated and validly existing under the laws of the State of South Australia;

               (b) it has the power and authority and has obtained each authorisation required to enter into, deliver and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Vendor's Guarantor enforceable in accordance with its terms;

               (c) each authorisation required to be obtained by the Vendor's Guarantor for the execution, delivery and performance of this Agreement by the Vendor's Guarantor was duly obtained and any condition imposed in any authorisation has been observed;

               (d) the execution, delivery and performance of this Agreement will not violate any law or have a material adverse effect on the ability of the Vendor's Guarantor to perform its obligations under this Agreement; and

               (e) none of the following has occurred and is subsisting, or is threatened, in relation to the Vendor or the Vendor's
                    Guarantor:

                    (i) an application to a court for an order, or the making of any order, that it be wound up or that a liquidator or provisional liquidator be appointed;

                    (ii) a resolution by the directors or members that it be wound up;

                    (iii) the convening of a meeting or passing of a resolution to appoint an official manager;

                    (iv) a scheme of arrangement or composition with, or assignment for the benefit of, or other arrangement with all or a class of creditors;

                    (v) the taking of any action to seize, take possession of or appoint a receiver or receiver and manager over any part of its assets;

                    (vi)  the appointment of an administrator; or

                    (vii) any act or matter having a similar legal or economic effect under the laws of any jurisdiction.

          7.5  VENDOR'S GUARANTOR'S INDEMNITY

               Subject to clauses 8.3 and 8.4, the Vendor's Guarantor will indemnify and will keep indemnified, defend and hold harmless the Purchaser from and against any and all Losses incurred or suffered by or brought or made against the Purchaser or the Company to the extent that such Losses are caused by, arise out of or relate to any breach by the Vendor's

               Guarantor of any of the warranties in clause 7.4 or by the Vendor's Guarantor of clauses 8.7, 10.1 to 10.3, 10.6, 10.7, 11.1, 11.2, 13.1, 13.2, 13.8, 13.9, 13.10 and section 16
               (including, without limitation, any Loss suffered or incurred by the Purchaser by reason of the Shares being worth less than they would have been worth had there been no such breach). The rights of the Purchaser under this clause 7.5 to be indemnified from and against any Loss are limited to the extent (and only to the extent):

               (a) the Purchaser has failed to take reasonable steps to avoid or mitigate such Loss; or

               (b) the Loss is adjudicated to have been contributed to by any act or omission of the Purchaser.

          7.6  PURCHASER'S WARRANTIES

               The Purchaser warrants to the Vendor that:

               (a) it is a body corporate duly incorporated and validly existing under the laws of the State of Victoria;

               (b) it has the power and authority and has obtained each authorization required to enter into, deliver and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms;

               (c) each authorization required to be obtained by the Purchaser for the execution, delivery and performance of this Agreement by the Purchaser and for the investment in the Company was duly obtained and any condition imposed in any authorisation has been observed; and

               (d) the execution, delivery and performance of this Agreement will not violate any law or have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement.

               (e) none of the following has occurred and is subsisting, or is threatened, in relation to the Purchaser or the Purchaser's
                    Guarantor:

                    (i) an application to a court for an order, or the making of any order, that it be wound up or that a liquidator or provisional liquidator be appointed;

                    (ii) a resolution by the directors or members that it be wound up;

                    (iii) the convening of a meeting or passing of a resolution to appoint an official manager;

                    (iv) a scheme of arrangement or composition with, or assignment for the benefit of, or other arrangement with all or a class of creditors;

                    (v) the taking of any action to seize, take possession of or appoint a receiver or receiver and manager over any part of its assets;

                    (vi)  the appointment of an administrator; or

                    (vii) any act or matter having a similar legal or economic effect under the laws of any jurisdiction.

          7.7  PURCHASER'S INDEMNITY

               Subject to clauses 7.10 and 7.11, the Purchaser will indemnify and keep indemnified, defend and hold harmless the Vendor from and against any and all Losses incurred or suffered by or brought or made against the Vendor to the extent that such Losses are caused by, arise out of or relate to any breach by the Purchaser of the warranties in clause 7.6 or any other term of this Agreement. The rights of the Vendor under this clause 7.7 to be indemnified from and against any Loss are limited to the extent (and only to the extent);

               (a) the Vendor has failed to take reasonable steps to avoid or mitigate such Loss; or

               (b) the Loss is adjudicated to have been contributed to by any act or omission of the Vendor.

          7.8  PURCHASER'S GUARANTOR'S WARRANTIES

               The Purchaser's Guarantor warrants to the Vendor that:

               (a) it is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

               (b) it has the power and authority and has obtained each authorization required to enter into, deliver and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser's Guarantor enforceable in accordance with its terms;

               (c) each authorization required to be obtained by the Purchaser's Guarantor for the execution, delivery and performance of this Agreement by the Purchaser's Guarantor was duly obtained and any condition imposed in any authorization has been observed;

               (d) the execution, delivery and performance of this Agreement will not violate any law or otherwise have a material adverse effect on the ability of the Purchaser's Guarantor to perform its obligations under this Agreement; and

               (e) none of the following has occurred and is subsisting, or is threatened, in relation to the Purchaser or the Purchaser's
                    Guarantor:

                    (i) an application to a court for an order, or the making of any order, that it be wound up or that a liquidator or provisional liquidator be appointed;

                    (ii) a resolution by the directors or members that it be wound up;

                    (iii) the convening of a meeting or passing of a resolution to appoint an official manager;

                    (iv) a scheme of arrangement or composition with, or assignment for the benefit of, or other arrangement with all or a class of creditors;

                    (v) the taking of any action to seize, take possession of or appoint a receiver or receiver and manager over any part of its assets;

                    (vi)  the appointment of an administrator; or

                    (vii) any act or matter having a similar legal or economic effect under the laws of any jurisdiction.

          7.9  PURCHASER'S GUARANTOR'S INDEMNITY

               Subject to clauses 7.10 and 7.11, the Purchaser's Guarantor will indemnify and keep indemnified, defend and hold harmless the Vendor from and against any and all Losses incurred or suffered by or brought or made against the Vendor to the extent that such Losses are caused by, arise out of or relate to any breach by the Purchaser's Guarantor of the warranties in clause 7.8. The rights of the Vendor under this clause 7.9 to be indemnified from and against any Loss are limited to the extent (and only to the extent):

               (a) the Vendor has failed to take reasonable steps to avoid or mitigate such Loss; or

               (b) the Loss is adjudicated to have been contributed to by any act or omission of the Vendor.

     7.10      LIMITATION OF LIABILITY OF PURCHASER AND PURCHASER'S GUARANTOR

               The Purchaser and the Purchaser's Guarantor will not be liable for any Losses of the Vendor or the Vendor's Guarantor:

               (a) to the extent that the Loss is caused by, arises out of or results from any act, matter, omission, transaction or circumstance which would not have occurred but for any legislation not in force at the Effective Date or any change of any law or administrative practice of any Governmental Authority, including any such legislation or change which takes effect retrospectively or any increase in the rates of Tax liable to be paid or any imposition of Tax not in effect at the Effective Date; or

               (b) unless notice of the Claim or Action is given in writing by the Vendor or the Vendor's Guarantor to the Purchaser or the Purchaser's Guarantor (as appropriate) within two years of the Completion Date (setting out reasonable details of the fact, circumstance or matter giving rise to the Claim or Action, the nature of the Claim or Action and, if reasonably practicable, the calculation of the Losses suffered) but in any event as soon as reasonably practicable after the Vendor or the Vendor's Guarantor becomes aware of the fact, circumstance or matter on which the Claim or Action is based; or

               (c) where the amount of the Loss when aggregated with all other Losses of the Vendor and the Vendor's Guarantor is less than $50,000 provided that once such threshold is reached, the Vendor and the Vendor's Guarantor are entitled to recover the entire amount of all Losses and not just that part that exceeds $50,000; or

               (d)  to the extent such Losses exceed [ ]*; or

               (e) where the Claim or Action arises after the date that is two years after the Completion Date.

     7.11      REDUCTION OF LIABILITY OF PURCHASER AND PURCHASER'S GUARANTOR

               The Purchaser's and the Purchaser's Guarantor's liability for any Losses will be reduced:

               (a) to the extent that the Claim or Action arises in circumstances against which the Vendor or the Vendor's Guarantor is insured for the loss or damage suffered by it and the Vendor or the Vendor's Guarantor recovers the amount of loss or damage under such insurance;

               (b) to the extent that the Vendor or the Vendor's Guarantor realises a savings in Tax as a result of the Loss;

               less in each such case Losses incurred or suffered by the Vendor or the Vendor's Guarantor relating to obtaining such insurance and proceeds or such Tax savings.

     7.12      PAYMENT BY VENDOR FOR BREACH

               Any amount payable by the Vendor to the Purchaser or the Purchaser's Guarantor pursuant to clause 7.2 or 9.1 will be treated as a reduction in the Purchase Price and the Purchase Price will be deemed to have been reduced by the amount of such payment (and the Purchaser will be deemed to have paid the Purchase Price reduced accordingly).

     8.        LIMITATION OF LIABILITY OF VENDOR AND THIRD PARTY CLAIMS

     8.1       NO RELIANCE ON AND NO LIABILITY FOR MATTERS OUTSIDE THIS
               AGREEMENT

               The Purchaser and the Purchaser's Guarantor acknowledge and warrant that they do not rely on any representation or warranty made by or on behalf of the Vendor which is not set out in this Agreement.

     ----------
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
                                       31


     8.2       PURCHASER'S AND PURCHASER'S GUARANTOR'S RELIANCE ON THEIR OWN
               ENQUIRIES

               The Purchaser and the Purchaser's Guarantor acknowledge and warrant that they have examined, and relied solely on the contents of this Agreement, the Disclosure Letter, the Warranties and the warranties given by the Vendor's Guarantor in clause 7.4 and the information set out in the documents specified in annexure "F".

     8.3       LIMITATION OF LIABILITY OF VENDOR AND VENDOR'S GUARANTOR

               The Vendor and the Vendor's Guarantor will not be liable for any Losses of the Purchaser or the Purchaser's Guarantor:

               (a) to the extent that the Loss is caused by, arises out of or results from any act, matter, omission, transaction or circumstance which would not have occurred but for any legislation not in force at the Effective Date or any change of any law or administrative practice of any Governmental Authority, including any such legislation or change which takes effect retrospectively or any increase in the rates of Tax liable to be paid or any imposition of Tax not in effect at the Effective Date; or

               (b) unless notice of the Claim or Action is given in writing by the Purchaser or the Purchaser's Guarantor to the Vendor or the Vendor's Guarantor (as appropriate) within two years of the Completion Date (setting out reasonable details of the fact, circumstance or matter giving rise to the Claim or Action, the nature of the Claim or Action and, if reasonably practicable, the calculation of the Losses suffered) but in any event as soon as reasonably practicable after the Purchaser or the Purchaser's Guarantor becomes aware of the fact, circumstance or matter on which the Claim or Action is based; or

               (c) where the amount of the Loss when aggregated with all other Losses of the Purchaser and the Purchaser's Guarantor is less than $50,000 provided that once such threshold is reached, the Purchaser and the Purchaser's Guarantor will be entitled to recover the entire amount of all Losses and not just that part that exceeds $50,000; or

               (d)  to the extent such Losses exceed [ ]*; or

               (e) where the Claim or Action arises after the date that is two years after the Completion Date.

     8.4       REDUCTION OF LIABILITY OF VENDOR AND VENDOR'S GUARANTOR

               The Vendor's and the Vendor's Guarantor's liability for any Losses will be reduced:

               (a) to the extent that the Claim or Action arises in circumstances against which the Purchaser or the Purchaser's Guarantor is insured for the loss or damage suffered by it and the Purchaser or the Purchaser's Guarantor recovers the amount of loss or damage under such insurance;

               (b) to the extent that the Purchaser or the Purchaser's Guarantor realises a savings in Tax as a result of the Loss;

               less in each such case Losses incurred or suffered by the Purchaser or the Purchaser's Guarantor relating to obtaining such insurance and proceeds or such Tax savings.

     8.5       LIMITATIONS DO NOT APPLY

               The provisions of clauses 8.3 and 8.4 do not apply to any Losses of the Purchaser or the Purchaser's Guarantor that are caused by, arise out of or are related to:

               (a) a breach of any of the Warranties set forth in paragraphs 7A.10 of schedule 1;

               (b) fraud, dishonesty or wilful concealment by the Vendor, the Vendor's Guarantor or any of their respective Officers or employees.

     8.6       THIRD PARTY CLAIMS

               If any claim, demand, action or proceeding (including any request for information, notice to produce documents, audit, review or request for a meeting) is made or instituted against the Company, the Purchaser or the Purchaser's Guarantor after Completion, other than in respect of a notice of assessment of Tax, in respect of which the Purchaser or the Purchaser's


----------

* Confidential Treatment Requested

               Guarantor may seek to make any Claim or Action against the Vendor or the Vendor's Guarantor (any such claim, demand, action or proceeding being hereinafter called a "Third Party Claim"), the following procedure applies:

               (a) the Purchaser or the Purchaser's Guarantor will give prompt written notice of the Third Party Claim to the Vendor or the Vendor's Guarantor (as the case may be) and will consult with the Vendor or the Vendor's Guarantor (as the case may be) concerning such claim provided, however, that the failure to give such notice does not relieve the Vendor or the Vendor's Guarantor (as the case may be) of its obligations under this Agreement unless the ability of the Vendor or the Vendor's Guarantor to defend the Third Party Claim is materially impaired as a result of such failure to give notice;

               (b) the Purchaser will not itself, nor allow the Company, to admit, compromise, settle or pay any Third Party Claim or take any other steps which may in any way prejudice the defence of the claim without the prior written consent of the Vendor or the Vendor's Guarantor (as the case may be), except as may be reasonably required in order to prevent any judgment against the Company or where the Vendor or the Vendor's Guarantor has not agreed within 30 Business Days after receiving notice under paragraph (a) to defend the Third Party Claim or is not proceeding with such defence in good faith;

               (c) if and so long as the Vendor or the Vendor's Guarantor has agreed to defend the Third Party Claim and is proceeding with such defence in good faith, the Purchaser will or will procure that the Company will permit the Vendor or the Vendor's Guarantor (as the case may be) at the Vendor's expense or the Vendor's Guarantor's expense, to take such reasonable action in the name of the Company to defend or otherwise settle the Third Party Claim as the Vendor or the Vendor's Guarantor (as the case may be) may reasonably require provided that the legal counsel engaged by the Vendor or the Vendor's Guarantor to conduct the defence is acceptable to the Purchaser (acting reasonably) and the Purchaser and the Purchaser's Guarantor may participate in the defence at their expense; and

               (d) the Purchaser will ensure that the Vendor and the Vendor's Guarantor and their representatives are given reasonable access at the Vendor's expense to such of the documents and records of the Company and of the Purchaser as are in the possession or under the control of the Purchaser or the Company as may be reasonably required by the Vendor or the Vendor's Guarantor in relation to any action taken or proposed to be taken by the Vendor or the Vendor's Guarantor (as the case may be) under clause 8.6(c).

     8.7       RELEASE BY VENDOR AND VENDOR'S GUARANTOR

               The Vendor and the Vendor's Guarantor each undertake to deliver to the Purchaser on demand on or after the Completion Date a deed of release in form and substance reasonably satisfactory to the Purchaser duly executed by the Vendor and the Vendor's Guarantor which releases the Company from all claims which the Vendor or the Vendor's Guarantor might have against the Company or its Officers or employees on any account based upon facts, events or circumstances arising on or prior to the Completion Date.

     9.        ASSESSMENT OF TAX

     9.1       TAX INDEMNITY

               Subject to clause 9.2 to 9.5 (inclusive) and subject to any agreed exclusion set out in the Disclosure Letter, the Vendor must pay the following amounts to the Purchaser:

               (a) the amount of any Tax which the Company may be called upon to pay and which is not provided for in the Company Accounts in respect of any income year ending before the Completion Date and in respect of the period from the first day of the next income year to the Completion Date (on the assumption that this period is a year of income) which has not been paid prior to the Completion Date;

               (b) the amount of any liability for Tax which may arise as a consequence of the Company or the Vendor having obtained relief (whether by way of deferred capital gains tax or otherwise) and which has or will become payable as a result of entry into or performance of this Agreement;

               (c) the amount of any liability to any current or former Related Body Corporate of the Company (including the Vendor) as a result of any Tax loss transferred by the

                    Company to that current or former Related Body Corporate prior to the Completion Date being disallowed, in whole or in part; and

               (d) the amount of any liability of the Company for Tax which may arise as a consequence of or relating to the transactions contemplated by paragraphs (a) to (d) of clause 5.2,

               but in each case only to the extent that the amount exceeds the amount of the provision for them in the balance sheet appearing in the Company Accounts.

     9.2       VENDOR REQUIRES NOTICE OF CLAIM

               The Vendor is not obliged to pay any amount under clause 9.1(a),
               (b) or (c) unless the Purchaser, within 30 days after receipt by the Company of any relevant assessment or demand from the taxation or excise authority, gives to the Vendor written notice of the claim and a copy of the relevant parts of that assessment or demand.

     9.3       PAYMENTS

               Payments under clause 9.1 must be made to the Purchaser no later than seven days before the latest date on which the Company is required by law to make payment of the relevant amount.

     9.4       VENDOR TO BEAR COSTS OF DISPUTE

               Where:

               (a)  notice is given in accordance with clause 9.2;

               (b) the Vendor, within 30 days after receiving notice in accordance with clause 9.2, gives the Purchaser notice that the Vendor proposes to dispute on behalf of the Company or the Purchaser (as the case may be) the assessment; and

               (c)  the Vendor has complied with clause 9.3,

               the Purchaser must take, or cause the Company to take, such action as the Vendor may reasonably request (by notice to the Purchaser) to object to, appeal against or settle the assessment, if the Vendor enters into a deed (in a form approved by the Purchaser which approval will not be unreasonably withheld) agreeing to bear all the costs and expenses of taking such actions (including, without limitation, the reasonable costs to the Purchaser or the Company (as the case may be) involved in engaging its staff in the matter and any costs awarded in favor of any government or taxation or excise authority).

     9.5       VENDOR TO BE REIMBURSED PAYMENT

               Where a payment has been made by the Vendor under clause 9.1 and the matter in respect of which the payment is made is ultimately resolved in favor of the Company, the Purchaser must cause the Company within seven days following receipt of the money from the relevant taxation authority, to pay an equivalent amount to the Vendor. If the amount of Tax the Company is called upon to pay will result in a Tax credit or rebate or deduction being able to be claimed by the Company then the amount to be paid by the Vendor under clause 9.1 will be reduced by the amount of the Tax credit, rebate or deduction claimable.

     9.6       INVOLVEMENT OF VENDOR IN TAX AUDIT

               The Vendor has the right to be actively involved in any Tax audit conducted by the Australian Taxation Office concerning the Company insofar as the audit relates to any period or periods prior to the Completion Date. The Purchaser will cause the Company to give reasonable written notice to the Vendor of any Tax audit.

     9.7       NO DOUBLE RECOVERY

               To the extent that the Purchaser or the Company has recovered an amount referred to in clause 9.1 in respect of a matter that is also the subject matter of a Warranty, the Purchaser will not be entitled to recover that amount in respect of any breach of that Warranty.

     10.       POST-COMPLETION COVENANTS

     10.1      INTELLECTUAL PROPERTY PROTECTION

               After Completion, the Vendor and the Vendor's Guarantor will not, and the Vendor's Guarantor will procure that none of its Affiliates, use or employ any of the Intellectual Property in any manner whatsoever without the prior written consent of the Purchaser.

     10.2      VENDOR AND VENDOR'S GUARANTOR NOT TO SOLICIT

               For the sole purpose of protecting the Purchaser in respect of the goodwill of the Business, each of the Vendor and the Vendor's Guarantor undertakes to the Purchaser that it will not, and that it will procure that each of its Affiliates will not, for a period of:

               [   ]*

               do any one or more of the following:

                    (A) on its own account or for any person, enterprise, firm, trust, joint venture, or syndicate cause any existing customer (including any licensee) or licensor of the Company to cease transacting business with the Company (including any licensee or licensor of the Company);

                    (B) on its own account or for any person, enterprise, firm, trust, joint venture, or syndicate entice away or attempt to entice away from the Company any employee of the Company; and

                    (C) personally or by its employees or agents or by circulars, letters or advertisements whether on its own account or for any person, enterprise, firm, trust, joint venture, or syndicate take any actions directly intended to materially, negatively impact the business of the Company.

               For the avoidance of doubt but without in any way limiting the operation of clause 10.3, the Purchaser agrees with the Vendor and the Vendor's Guarantor that this clause is not intended to prevent either of the Vendor or the Vendor's Guarantor engaging in competitive activity generally.

     10.3      VENDOR AND VENDOR'S GUARANTOR NOT TO COMPETE

               For the sole purpose of protecting the Purchaser in respect of the goodwill of the Business, each of the Vendor and the Vendor's Guarantor undertakes to the Purchaser that it will not, and that it will procure that each of its Affiliates will not, within:

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
                                       38

                        [   ]*

               be directly or indirectly engaged, concerned or interested whether on its own account or as a member, shareholder, consultant, agent, beneficiary, trustee or otherwise in any enterprise, corporation, firm, trust, joint venture, or syndicate which is:

                                 [   ]*

                    except that the foregoing does not restrict the Vendor, the Vendor's Guarantor and any of their respective Affiliates from:

                    [ ]*

     10.4 NON-SOLICITATION AND NON-COMPETITION RESTRAINTS INDEPENDENT AND REASONABLE

               Each of the Vendor and the Vendor's Guarantor acknowledges that each of the prohibitions and restrictions contained in the provisions of clause 10.2 and 10.3:


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
                                       39


               (a) must be read and construed and will have effect as a separate, severable and independent prohibition or restriction and will be enforceable accordingly;

               (b) is reasonable as to period, territorial limitation and subject matter; and

               (c) confers a benefit on the Purchaser which is no more than that which is reasonably and necessarily required by the Purchaser for the maintenance and protection of the goodwill of the Business.

               It is the intention of the parties that all combinations of such prohibitions and restrictions will apply and be enforceable and that only those which a court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

     10.5      EMPLOYEES

               [ ]*

     10.6      PURCHASER'S ACCESS

               (a) The Vendor and the Vendor's Guarantor each undertakes that after Completion it will provide the Purchaser's Guarantor, its advisers and authorised representatives all reasonable access during normal business hours to all books and records and assets of and under the control of the Vendor and the Vendor's Guarantor relating to the Company that are reasonably necessary to enable the Purchaser's Guarantor and its auditors to prepare and finalise an audit of the Company's financial statements for such periods as are required in order for the Purchaser's Guarantor to comply with the applicable rules and regulations of the United States Securities

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
                                       40


                    and Exchange Commission, provided that the Purchaser's Guarantor gives the Vendor and the Vendor's Guarantor, as applicable, reasonable prior notice of any need for such access.

               (b) The Vendor and the Vendor's Guarantor each will make all reasonable efforts, as requested from time to time by the Purchaser's Guarantor, to make the relevantly responsible officers and employees of, and auditors and other advisers to, the Vendor and the Vendor's Guarantor reasonably available during normal business hours to give access and provide assistance to the Purchaser's Guarantor, its advisers and representatives as provided by clause 10.6(a). The Purchaser's Guarantor will provide reasonable prior notice to the Vendor and the Vendor's Guarantor, as applicable, of such requests, and such requests will not be unreasonably denied.

               (c) The Purchaser's Guarantor will reimburse the Vendor or the Vendor's Guarantor, as applicable, for reasonable fees and expenses of outside auditors or advisers it incurs, but the Purchaser's Guarantor will not be liable for any other costs incurred by the Vendor or the Vendor's Guarantor, in providing the access and assistance requested by the Purchaser's Guarantor pursuant to this clause 10.6. The Vendor or the Vendor's Guarantor, as applicable, will submit invoices to the Purchaser's Guarantor for any fees and expenses for which it is entitled to be reimbursed pursuant to this clause, and the Purchaser's Guarantor will pay such invoices within 30 days of receipt.

     10.7      PAYMENTS RECEIVED BY VENDOR OR ANY AFFILIATE POST-COMPLETION

               The Vendor and the Vendor's Guarantor each undertakes to remit, and to cause each of its Affiliates to remit, promptly (and in no event later than five Business Days after receipt) to the Company any payments received by it or any of its Affiliates after Completion attributable to the accounts receivable set forth on schedule 6 by wire transfer of immediately available funds to the Bank Account.

     11.       TRANSITIONAL ARRANGEMENTS

     11.1      SUPERANNUATION

               (a) The Vendor's Guarantor undertakes to the Purchaser to ensure that the Company is permitted to continue to participate as an employer in the Vendor's Fund in respect of its employees for a period to be agreed between the Vendor's Guarantor and the Purchaser but in any event being a period not exceeding six months after the Completion Date (the "Superannuation Transition Period"). During the Superannuation Transition
                    Period:

                    (i) the Company must contribute to the Vendor's Fund in respect of its employees at the same rate and manner as applied immediately prior to Completion; and

                    (ii) the Purchaser must procure the Company to establish or identify a complying superannuation fund (within the meaning of the Tax Act) (the "Purchaser's Fund") and will invite the Company's employees who are members of the Vendor's Fund to transfer their entitlements to the Purchaser's Fund.

               (b) The Purchaser acknowledges that at the end of the Superannuation Transition Period, the Company will cease to be eligible to participate as an employer in the Vendor's Fund and will cease contributions in respect of its employees to the Vendor's Fund.

               (c) The Vendor's Guarantor agrees that during the Superannuation Transition Period, there will be no change to the governing rules of the Vendor's Fund in so far as they apply to the employees of the Company other than with the consent of the Purchaser (which consent will not be unreasonably withheld) or to meet a change in any law which applies generally to regulated superannuation funds.

     11.2      PAYROLL SERVICES

               (a) The Vendor's Guarantor undertakes to the Purchaser to provide payroll services to the Company in a manner, to the extent and at a time substantially consistent with the manner in which the Vendor's Guarantor performs payroll services to the

                    Company as at the Effective Date for a period of 45 days from the Completion Date (the "Payroll Transition Period").

               (b) The Vendor's Guarantor agrees to provide such reasonable assistance to the Company and the Purchaser during the Payroll Transition Period as the Company and the Purchaser may request to assist the Company to efficiently and expeditiously develop the ability to perform the payroll services itself from the end of the Payroll Transition Period.

               (c) The Purchaser will procure that the Company provides to the Vendor's Guarantor on a timely basis all such information as the Vendor's Guarantor may request to enable it to provide the payroll services.

               For the purposes of this clause 11.2 "Payroll Services" means:

                    (i) processing of normal payroll and coordination with the payroll service provider to effect payment to employees;

                    (ii) submitting applicable taxes (if not so submitted by the payroll service provider);

                    (iii) submitting superannuation contribution payments (if
                          not so submitted by the payroll service provider);

                    (iv) processing and submitting all other payroll related filings;

                    (v) identification and payment of other employee benefits (car leases, bonuses, commissions, etc.); and

                    (vi)  delivering payslips to employees.

     11.3      ADDITIONAL EMPLOYEE BENEFITS

               [ ]*

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
                                       43


     12.       COMPANY AT COMPLETION

     12.1      COMPLETION FINANCIAL POSITION

               The Vendor warrants to the Purchaser that at Completion the assets and liabilities and the value of those assets and liabilities of the Company will not differ materially from the assets and liabilities and the values set out in schedule 6. The agreed assets and liabilities are intended by the Vendor and the Purchaser, amongst other things, to provide working capital for the Company. In the event that the royalty or other revenue actually received by the Company prior to the Completion Date is higher or lower than the amount recorded as a receivable, there will be no adjustment to the Purchase Price.

     13.       CONFIDENTIALITY AND INTELLECTUAL PROPERTY

     13.1      AGREEMENT NON-DISCLOSURE

               No announcement or communication concerning the existence or terms or conditions of this Agreement may be made or authorized by any of the parties to this Agreement after the Effective Date without the prior written consent of the other parties except as permitted by clauses 13.2, 13.3, 13.4 and 13.6.

     13.2      CONFIDENTIAL INFORMATION

               Subject to clauses 13.3 and 13.4, each of the Vendor and the Vendor's Guarantor covenants that it will not, and will procure that each of its Affiliates will not, after the Effective Date, without the prior written consent of the Purchaser, disclose the Confidential Information (if any) in its possession and that it will, and will procure that its Affiliates will, enforce all confidentiality undertakings from third parties in relation to the Confidential Information. The provisions of this clause cease to operate if this Agreement terminates under clause 5.7 or clause 5.9 or if this Agreement is terminated due to default by the Purchaser or the Purchaser's Guarantor.

     13.3      PERMITTED DISCLOSURE

               A party may disclose anything in respect of this Agreement or the terms of the sale of the Shares as required:

               (a)  by any applicable law; or

               (b) by the recognised stock exchange on which its shares or those of any Related Body Corporate are listed or quoted;

               but, to that extent, it must consult with other parties before making the disclosure and they will use all reasonable endeavours to agree on the form and content of the disclosure.

     13.4      DISCLOSURE TO OFFICERS

               A party may disclose anything in respect of this Agreement or the terms of the sale of the Shares to the Officers, employees and professional advisers of that party and its Related Bodies Corporate. It must use all reasonable endeavours to ensure that the matters disclosed are kept confidential and will be liable for any Losses caused by the failure of such persons to keep such matters confidential.

     13.5      DISCLOSURE OF MATERIAL

               Subject to clauses 13.3 and 13.4, each of the Purchaser and the Purchaser's Guarantor covenants that it will not, and will procure that each of its Affiliates will not, prior to Completion, without the prior written consent of the Vendor, disclose the Confidential Information (if any) in its possession and that it will, and will procure that its Affiliates will, enforce all confidentiality undertakings from third parties in relation to the Confidential Information. In the event of this Agreement terminating under clause 5.7 or clause 5.9 or if this Agreement is terminated due to default by the Purchaser or the Purchaser's Guarantor each of the Purchaser and the Purchaser's Guarantor will forthwith return all Confidential Information in its possession without taking copies thereof.

     13.6      PUBLIC DOMAIN

               The confidentiality obligations in clauses 13.1 to 13.5 do not apply to any information which comes into the public domain or into the possession of a party other than by a breach by a party of its obligations under this Agreement.

     13.7      PRE-EXISTING CONTRACTS

               The confidentiality obligations in clauses 13.1 to 13.5 do not apply to any information that has been provided or made available to the Vendor or the Vendor's Guarantor or the Purchaser or the Purchaser's Guarantor pursuant to the licence agreement dated 14 June 1996, the licence agreement dated 28 June 1998, the licence agreement dated 14 July 1999, the confidentiality agreement dated 26 August 1999 or the licence agreement dated 9 December 1999, each between the Company and the Purchaser's Guarantor which confidentiality obligations will remain in full force and effect.

     13.8      NOTICES OF ENTITLEMENT

               The Vendor and the Vendor's Guarantor will, and will procure that their respective employees provide and will use their respective reasonable endeavours to procure that their respective patent attorneys and other advisers and the Company, its employees, patent attorneys and other advisers provide, all necessary assistance to the Purchaser (including, but not limited to, providing access to and copies of all necessary documents and other information) for the purposes of preparing prior to Completion Notices of Entitlement or substitute Notices of Entitlement for filing with the Australian Patent Office in respect of the Patent Applications listed in schedule 7 which correctly reflect the basis of the Company's entitlement to be granted a patent in respect of those patent applications as set out in the Deed of Assignment.

     13.9      FILINGS

               The Vendor and the Vendor's Guarantor will, and will procure that their respective employees will, and will use their respective reasonable endeavours to procure that their respective patent attorneys and other advisers and, prior to Completion the Company, its employees, patent attorneys and other advisers provide, all necessary assistance to the

               Purchaser for the purposes of preparing all necessary notices to, or filings with, any relevant Governmental Authority in respect of the change in ownership of the Company contemplated by this Agreement.

     13.10     WAIVER

               The Vendor's Guarantor agrees to waive with effect from the Completion Date all its rights under the agreements set out in part 4 of schedule 4 and to give notice to the Employees as soon as practicable following Completion that those agreements no longer bind the Employees.

     13.11     VENDOR EMPLOYEE CONFIDENTIALITY

               The Vendor will use its reasonable endeavours to have:

               (a) confidentiality undertakings executed by each of the injectables employees referred to in schedule 2 in favour of the Company in relation to the confidential information of the Company, the Purchaser's Guarantor and its Related Bodies Corporate (in a form reasonably acceptable to the Purchaser); and

               (b) confidentiality undertakings and intellectual property assignments executed by each of the Employees in favour of the Company (in a form reasonably acceptable to the Purchaser)

               by Completion.

     13.12     COMPANY EMPLOYEE CONFIDENTIALITY

               The Purchaser will use its reasonable endeavours to have confidentiality undertakings executed by each of the Employees immediately following Completion in favour of the Vendor and the Vendor's Affiliate referred to in the Injectables Transfer Agreement in relation to the confidential information of those companies (in a form reasonably acceptable to the Vendor).

     14.       GST

     14.1      GST TO BE ADDED TO AMOUNT PAYABLE

               Unless otherwise expressly stated, all amounts payable under this Agreement are expressed to be exclusive of GST. If GST is payable on a Taxable Supply, the amount payable for that Taxable Supply will be the amount expressed in this Agreement plus GST.

     14.2      TAX INVOICE

               If GST is payable on a Taxable Supply made by one party (the "Supplier" ) to another party (the "Receiver" ) under this Agreement, then the Supplier must provide the Receiver with a Tax Invoice before the Receiver is required to pay any amount to the Supplier.

     15.       PURCHASER'S GUARANTEE

     15.1      GUARANTEE

               (a) In consideration of the Vendor entering into this Agreement and at the request of the Vendor's Guarantor, the Purchaser's Guarantor guarantees (unconditionally and irrevocably) to the Vendor the performance of the Purchaser's obligations under this Agreement.

               (b) If the Purchaser fails to perform its obligations under this Agreement when they are due, the Purchaser's Guarantor must immediately on demand from the Vendor cause the Purchaser to duly and punctually perform its obligations under this Agreement or perform those obligations itself.

               (c) Subject to clauses 7.10 and 7.11, the Purchaser's Guarantor indemnifies the Vendor against any Loss suffered, paid or incurred by the Vendor in relation to:

                    (i) any failure or delay by the Purchaser in the performance of any of its obligations under this Agreement; or

                    (ii) any failure by the Purchaser's Guarantor to cause the
                         Purchaser to perform its obligations under this Agreement.

     15.2      LIABILITY UNAFFECTED BY OTHER EVENTS

               Save as set out in clauses 7.10 and 7.11, the liability of the Purchaser's Guarantor under clause 15.1 is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Purchaser's Guarantor from any of its obligations, including (without limitation) the grant to the Purchaser or any other person of any time, waiver or other indulgence, or the discharge or release of the Purchaser or any other person from any obligation.

     15.3      GUARANTEE AND INDEMNITY

               This clause:

               (a) extends to cover this Agreement as amended, varied or replaced, with the consent of the Purchaser's Guarantor; and

               (b) is a continuing guarantee and indemnity and remains in full force and effect for so long as the Purchaser has any liability or obligation to the Vendor under this Agreement and until all of those liabilities or obligations have been fully discharged.

     16.       VENDOR'S GUARANTEE

     16.1      GUARANTEE

               (a) In consideration of the Purchaser entering into this Agreement and at the request of the Purchaser's Guarantor, the Vendor's Guarantor guarantees (unconditionally and irrevocably) to the Purchaser the performance of the Vendor's obligations under this Agreement.

               (b) If the Vendor fails to perform its obligations under this Agreement when they are due, the Vendor's Guarantor must immediately on demand from the Purchaser cause the Vendor to duly and punctually perform its obligations under this Agreement or perform those obligations itself.

               (c) Subject to clauses 8.3 and 8.4, the Vendor's Guarantor indemnifies the Purchaser against any Loss suffered, paid or incurred by the Purchaser in relation to:

               (i) any failure or delay by the Vendor in the performance of any of its obligations under this Agreement; or

               (ii) any failure by the Vendor's Guarantor to cause the Vendor to perform its obligations under this Agreement.

     16.2      LIABILITY UNAFFECTED BY OTHER EVENTS

               Save as set out in clauses 8.3 and 8.4,the liability of the Vendor's Guarantor under clause 16.1 is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Vendor's Guarantor from any of its obligations including (without limitation) the grant to the Vendor or any other person of any time, waiver or other indulgence, or the discharge or release of the Vendor or any other person from any obligation.

     16.3      GUARANTEE AND INDEMNITY

               This clause:

               (a) extends to cover this Agreement as amended, varied or replaced, with the consent of the Vendor's Guarantor; and

               (b) is a continuing guarantee and indemnity and remains in full force and effect for so long as the Vendor has any liability or obligation to the Purchaser under this Agreement and until all of those liabilities or obligations have been fully discharged.

     17.       MISCELLANEOUS

     17.1      NOTICES

               Any notice given pursuant to this Agreement must be in writing and may be given by pre-paid express courier addressed to the other party at the address specified in this Agreement or as subsequently notified in writing, or by hand delivery or facsimile or electronic transmission to the same address and any such notice is deemed to have been received:

               (a)  if served by express courier on the date signed for;

               (b)  if served by hand delivery, on the date delivered by hand;

               (c) if sent by facsimile transmission, when the transmitting machine produces a written report that the notice has been effectively sent to the other party;

               (d) if sent by electronic transmission, when the transmitting machine produces a written report that the notice has been effectively sent to the other party, if the sender confirms such notice by express courier, hand delivery or facsimile transmission as specified above;

               provided that if the notice is deemed under paragraph (c) or (d) to have been received on a Saturday, Sunday or a non-Business Day, it will be deemed to have been received on the next Business Day.

               The address for service of any notice is:

                    Vendor and the Vendor's Guarantor:       F H Faulding & Co Limited
                    Address:                                 115 Sherriff Street, Underdale,
                                                             South Australia, Australia
                    Facsimile:                               (618) 8234 8380
                    Attention:                               Company Secretary


                    Purchaser and the Purchaser's Guarantor:   Connetics Corporation
                    Address:                                   3400 West Bayshore Road,
                                                               Palo Alto, California, USA
                    Facsimile:                                 (650) 843 2899
                    Attention:                                 General Counsel

                    with a copy to:

                    Morrison & Foerster LLP
                    5200 Republic Plaza, 370 17th Street,
                    Denver, Colorado, 80202-5638  USA
                    Facsimile          (303) 592-1510
                    Attention:         Brian Caid and Julie Herzog

     17.2      WAIVER

               A waiver by either party of any breach or a failure to enforce or to insist upon the observance of a condition of this Agreement will not be a waiver of any other or of any subsequent breach. No waiver under this Agreement will be binding unless in writing and signed by the party giving the waiver.

     17.3      SEVERANCE

               If any part of this Agreement is invalid, unenforceable, illegal, void or voidable for any reason, this Agreement will be construed and be binding on the parties as if the invalid, unenforceable, illegal, void or voidable part had been deleted from this Agreement or read down to the extent necessary to overcome the difficulty.

     17.4      SUCCESSORS AND ASSIGNS

               This Agreement will be binding on and continue for the benefit of each party, its successors and permitted assigns.

     17.5      FURTHER ASSURANCES

               The parties will do everything reasonably necessary to give effect to this Agreement and to the transactions contemplated by it and will use all reasonable endeavours to cause relevant third parties to do likewise.

     17.6      ASSIGNMENT

               This Agreement is personal to and may not be assigned by any party without the consent in writing of the others except that after Completion the Vendor or the Purchaser may assign its rights under this Agreement to any Affiliate provided the assigning party and its guarantor will remain liable under this Agreement as if such assignment had not taken place.

     17.7      CONTINUING OBLIGATIONS

               The expiration or termination of this Agreement does not operate to terminate any of the continuing obligations under this Agreement and they will remain in full force and effect and binding on the party concerned.

     17.8      VARIATION

               No variation of this Agreement (other than a waiver which is governed by clause 17.2) will be binding on the parties unless in writing and signed by all parties.

     17.9      APPLICABLE LAW

               (a) This Agreement is governed by and construed in accordance with the law of [ ]*.

               (b)  [ ]*

               (c) The parties agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested to the other parties thereto at their addresses set forth in clause 17.1 or as otherwise notified in writing to the other parties. The parties agree that such service, to the fullest extent permitted by law is deemed in every respect effective service of process upon the parties in any suit, action or proceeding. Nothing herein affects any party's right to serve process in any other manner permitted by law.

     17.10     [   ]*

     17.11     COUNTERPARTS

               This Agreement may be signed in any number of counterparts and all such counterparts taken together are deemed to constitute one and the same document.

     17.12     STAMP DUTIES

               [ ]*


----------

* Confidential Treatment Requested

     17.13     COSTS

               [ ]*

     17.14     NO MERGER

               The rights and obligations of the parties contained in this Agreement are continuing agreements and, accordingly, are not merged or extinguished by or upon Completion or prejudiced or affected by the Purchaser's acceptance of the Shares under this Agreement or by the payment of all or part of the Purchase Price or any other money payable under this Agreement but will remain in full force and effect.

     17.15     ENTIRE AGREEMENT

               This Agreement constitutes the entire agreement and basis of the transaction between the parties in relation to its subject matter and supercedes all other communications, negotiations, arrangements and agreements between the parties whether oral or in writing including, without limitation, the Letter of Intent between the Vendor's Guarantor and the Purchaser's Guarantor dated 13 February 2001 and the Deed of Confidentiality between the Company and the Purchaser's Guarantor dated January 2001. The parties have negotiated the terms of this Agreement with the assistance of their legal advisers.

     17.16     SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF

               Each party acknowledges that monetary damages alone may not be adequate compensation for a breach of this Agreement by another party, including, without limitation, clause 4.3, and sections 10, 11 and 13 and each party not in default hereunder is entitled seek specific performance or injunctive relief from a court of competent jurisdiction as provided in clause 17.9(b) as a remedy for any breach or threatened breach of this Agreement, in addition to any other remedies available at law or in equity under or independently of this Agreement.

----------

* Confidential Treatment Requested

EXECUTED as an agreement.

THE COMMON SEAL of FAULDING                  )
HEALTHCARE PTY LTD (ACN 000 875 034)         )  SEAL
was affixed in the presence of:              )

/s/ Mark Laurie                              /s/ Edward Tweddell
-----------------------------------------    -----------------------------------
Signature of secretary                       Signature of director

Mark Laurie                                  Edward Tweddell
-----------------------------------------    -----------------------------------
Name of secretary (please print)             Name of director (please print)


THE COMMON SEAL of F. H. FAULDING &          )
CO. LIMITED (ACN 007 870 984)                )  SEAL
was affixed in the presence of:              )

/s/ Mark Laurie                              /s/ Edward Tweddell
-----------------------------------------    -----------------------------------
Signature of secretary                       Signature of director

Mark Laurie                                  Edward Tweddell
-----------------------------------------    -----------------------------------
Name of secretary (please print)             Name of director (please print)

EXECUTED by CONNETICS AUSTRALIA
PTY LTD (ACN 095 618 161) by being signed by:

/s/ Tom G. Wiggans                           /s/ John L. Higgins
-----------------------------------------    -----------------------------------
Signature of director/secretary              Signature of director

Tom G. Wiggans                               John L. Higgins
-----------------------------------------    -----------------------------------
Name of director/secretary (please print)    Name of director (please print)

EXECUTED by CONNETICS CORPORATION
by being signed by:

/s/ Tom G. Wiggans                           /s/ John L. Higgins
-----------------------------------------    -----------------------------------
Signature of Chief Executive Officer         Signature of Chief Financial
                                             Officer

Tom G. Wiggans                               John L. Higgins
-----------------------------------------    -----------------------------------
Name of Chief Executive Officer (please      Name of Chief Financial Officer
print)                                       (please print)

                                   SCHEDULE 1



                                   WARRANTIES

7A.1.          POWER AND AUTHORITY
--------------------------------------------------------------------------------

7A.1.1         POWER OF VENDOR

               The Vendor is a body corporate duly incorporated and validly existing under the laws of South Australia and has the power and authority and has obtained each authorisation required to enter into, deliver and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation on the Vendor enforceable in accordance with its terms.

7A.1.2         AUTHORISATIONS

               Each authorisation required to be obtained by the Vendor for execution, delivery and performance of this Agreement by the Vendor and for the investment in the Company by the Vendor was duly obtained. Any condition imposed in any authorisation has been observed.

7A.1.3         INCORPORATION AND POWER

               The Company:

               (a) is a body corporate duly incorporated and validly existing under the laws of the State of Victoria, Australia;

               (b) has the power to own its assets and carry on its business as it is now being conducted; and

               (c) is duly registered and authorised to do business in every jurisdiction which, by nature of its business and assets makes registration or authorisation necessary.

7A.1.4         CONSTITUENT DOCUMENTS

               The business and affairs of the Company have been conducted in accordance with the Constitution. The copy of the Constitution delivered to the Purchaser and initialed by the Vendor for the purposes of identification is the constitution of the Company including all resolutions affecting it.

7A.2.          SHARE CAPITAL AND STRUCTURE
--------------------------------------------------------------------------------

7A.2.1         SHARES

               The Shares comprise the entire issued share capital of the Company and:

               (a) have been validly allotted and issued and are fully paid up and no moneys are owing in respect of them;

               (b) no person has any right or option to subscribe for or to otherwise acquire any unissued shares in the capital of the Company or any securities convertible into or exchangeable for or which otherwise confer on the holder of it any right (whether or not upon the happening of any contingency or after any lapse of time and whether or not upon the payment or delivery of any consideration) to acquire any unissued shares in the capital of the Company nor is the Company committed to grant or issue any such option, right or security;

               (c) the Vendor is the sole legal and beneficial owner of the Shares;

               (d) the Shares are free of any Encumbrance or adverse claim or interest and carry no rights and are subject to no terms other than as set out in the Constitution, and the Vendor has complete and unrestricted power and right to sell, assign and transfer full right, title and interest in the Shares to the Purchaser free from any Encumbrance;

               (e) there are no outstanding subscription agreements, options, contracts, calls, rights of first refusal, commitments, rights or demands of any kind relating to the issued or unissued shares in the capital of the Company;

               (f) the Shares are free from any claim by, or entitlement of, any previous shareholder of the Company, former partner or business associate of any of the Vendor or any third party;

               (g) there is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the shares in the capital of the Company;

               (h) none of the Shares have been issued in violation of any pre-emptive or similar rights; and

               (i) on Completion, the Purchaser will acquire full legal and beneficial title to the Shares free from any Encumbrance or claim of any person.

7A.2.2         STRUCTURE

               The Company:

               (a) is not the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated) other than 80,154 shares in the capital of the Purchaser's Guarantor;

               (b) is not a member of any partnership or other unincorporated association;

               (c) is not the manager, trustee or representative of any trust or scheme involving managed investment schemes (within the meaning of the Corporations Law);

               (d) does not have a permanent establishment (as that expression is defined in any relevant double taxation agreement) outside Australia.

7A.2.3         NO FINDER'S FEE

               Neither the Vendor nor the Vendor's Guarantor has taken any action under which any person is, or will be, entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the acquisition of the Shares.

7A.3.          SOLVENCY
--------------------------------------------------------------------------------

7A.3.1         NO INSOLVENCY REGIME

               None of the following has occurred and is subsisting, or is threatened, in relation to the Company or the Vendor:

               (a) an application to a court for an order, or the making of any order, that it be wound up or that a liquidator or provisional liquidator be appointed;

               (b) a resolution by the directors or members that it be wound up;

               (c) the convening of a meeting or passing of a resolution to appoint an official manager;

               (d) a scheme of arrangement or composition with, or assignment for the benefit of, or other arrangement with all or a class of creditors;

               (e) the taking of any action to seize, take possession of or appoint a receiver or receiver and manager over any part of its assets;

               (f)  the appointment of an administrator; or

               (g) any act or matter having a similar legal or economic effect under the laws of any jurisdiction.

7A.3.2         NO RIGHTS ETC.

               To the best of the Vendor's knowledge, there are no facts, matters or circumstances which give any person the right to apply to liquidate or to wind up the Company or the Vendor or place the Company or the Vendor under official management.

7A.4.          ACCOUNTS
--------------------------------------------------------------------------------

7A.4.1         ACCOUNTS

               The Company Accounts:

               (a) have been prepared in accordance with the Corporations Law and applicable Accounting Standards;

               (b)  show a true and fair view of:

                    (i) the assets and liabilities and of the state of affairs, financial position and results of the Company as at and up to the Balance Date; and

                    (ii) the profit and loss of the Company for the financial
                         period ended on the Balance Date;

               (c) have been prepared in accordance with the same accounting policies as were applied in the corresponding accounts for the preceding three financial periods (save any changes to such accounting policies arising out of any changes to the Accounting Standards);

               (d)  are not affected by any abnormal or extraordinary item;

               (e) take account of all gains and losses, whether realised or unrealised, arising from foreign currency transactions and on translation of foreign current financial statements;

               (f) include reserves and provisions for Taxation that are sufficient to cover all Tax liabilities of the Company in respect of all periods up to the Balance Date;

               (g) provide for all liabilities for long service leave and annual leave entitlements including, without limitation, the Employee Entitlements;

               (h) provide for all other liabilities (whether quantified, contingent or otherwise) of the Company at the Balance Date;

               (i)  include adequate bad debt reserves and allowances; and

               (j) give full particulars in the notes of all contingent liabilities and commitments and any other liabilities which cannot be quantified.

7A.4.2         RECEIVABLES

               The receivables included in the Company Accounts:

               (a)  have realised; or

               (b) will realise in the ordinary course of business no later than 120 days after the due date,

               the total nominal amounts of the debts less the total of any provisions for bad or doubtful debts included in the Company Accounts in respect of receivables due.

7A.4.3         FINANCING

               The Company has not and is not engaged in financing of a type that is not required to be shown or reflected in the Company Accounts.

7A.4.4         NO WRITE DOWNS

               No receivable owed to the Company has been written down or written off in the financial year ended on the Balance Date, other than receivables which were comprised in the amount of any bad debts shown in the Company Accounts.

7A.4.5         PROFITS

               The profits or losses of the Company shown in the Company Accounts for the financial period ended on the Balance Date and the trend of profits or losses shown in those accounts over the three preceding financial periods have not resulted to any material extent from:

               (a)  inconsistencies of accounting practices;

               (b) the inclusion of abnormal or extraordinary items of income or expenditure;

               (c) transactions entered into other than on normal commercial terms; or

               (d) any other factors rendering the profits or losses for all or any of those periods abnormally high or low.

7A.4.6         ASSETS

               Each of the following is reflected in the Company Accounts:

               (a) redundant, obsolete, excessive and slow moving inventories of the Company have been written off or written down to an amount not greater than their net realisable value in the ordinary and usual course of business;

               (b) the rates of depreciation applied to the property, plant and equipment of the Company have been consistently applied over previous accounting periods of the Company and the rates of depreciation are adequate to write down the value of the fixed assets to their net realisable value as at the end of their useful working life;

               (c) the value attributed to the fixed assets of the Company does not exceed their current market value as at the Balance Date.

7A.4.7         NO SET-OFFS

               There is no set-off arrangement between the Company and any other person.

7A.5.          POST BALANCE DATE EVENTS
--------------------------------------------------------------------------------

7A.5.1         CONDUCT SINCE BALANCE DATE

               Since the Balance Date:

               (a) the business of the Company has continued in the ordinary and usual course and not otherwise;

               (b) except for disposals in the ordinary and usual course of business and at not less than market value, the property of the Company has been and remains in the possession or under the control of the Company;

               (c) the Company has not made any capital expenditure, other than capital expenditures of less than $100,000.00 in total;

               (d) no decision has been made to defer any capital expenditure of the Company;

               (e) there has been no material adverse change in the financial condition, business, results of operations, assets or prospects of the Company;

               (f) all debts which have become owing to the Company have been paid in full or will be paid in full in the ordinary course of business, except to the extent that such debts are in aggregate equal to or less than the provision for doubtful debts disclosed in the Company Accounts;

               (g) no asset of the Company has been written down or written off (other than usual and normal depreciation at the rates reflected in the Company Accounts);

               (h) no contract has been terminated or has expired which could reasonably be expected to have a material adverse effect on the profitability of any business conducted by the Company;

               (i) the Company has not received any notice or threat of termination of a contract which could reasonably be expected to have a material adverse effect on the profitability of the business conducted by the Company;

               (j) the Company has not purchased, redeemed or repaid any share capital or given any financial assistance in connection with any acquisition of its own share capital or the share capital of any Related Body Corporate;

               (k) no share or loan capital, security or other right convertible into shares or loan capital has been issued by the Company;

               (l) the Company has not declared, paid or made any dividend or other distribution;

               (m) the Company has not waived any right or debt owed to it, except in respect of trading debts which are in aggregate less than the provision for doubtful debts disclosed in the Company Accounts;

               (n) the Company has not entered into a contract of service with any of its Officers or employees or increased, or agreed to increase, the rate of compensation or changed or agreed to change the benefits payable to any of its Officers or employees except as required by law;

               (o) the rights attaching to the Shares have not altered and no alteration has been made to the capital structure of the Company;

               (p) the Company has not implemented any new accounting or valuation method for its business, assets, property or rights, save for any changes arising out of changes in the Accounting Standards;

               (q) no customer (including, without limitation, licensees) of the Company that represented more than one percent of the revenue of the Company during the financial year ended on the Balance Date or the eight month period ended on 28 February 2001:

                    (i) materially reduced the level of revenue paid to the Company;

                    (ii) indicated an intention to cease or materially reduce payment of revenue to the Company after Completion; or

                    (iii) materially altered the terms of its contractual
                          relationship with the Company;

                    save as set out in the Disclosure Letter; and

               (r) no resolutions have been passed by the members or directors of the Company except in the ordinary and usual course of business and those necessary to give effect to this Agreement.

7A.5.2         INVENTORIES

               The level of inventories of the Company as at Completion will not be materially different from its level of inventories at the Balance Date.

7A.5.3         EXEMPTION

               The parties acknowledge that the provisions of paragraphs 7A.5.1 and 7A.5.2 of this schedule are subject to the entitlement of the Vendor to effect the transactions referred to in clause 5.2 and that such transactions are exceptions to paragraphs 7A.5.1 and 7A.5.2.

7A.6.          FINANCIAL ARRANGEMENTS
--------------------------------------------------------------------------------

7A.6.1         DISCLOSURE

               There are no Encumbrances affecting any asset of the Company other than any retention of title clauses which may apply to assets purchased by the Company in respect of which the purchase price remains outstanding and other than as are reflected in the Company Accounts.

7A.6.2         GUARANTEES

               The Company is not, nor is it potentially, liable under any guarantee, indemnity or similar obligation for the obligations of any other person other than a deed of cross guarantee pursuant to ASIC Class Order 98/1417 which will be released prior to Completion.

7A.6.3         LETTERS OF COMFORT

               The Company has not provided any letter of comfort or made any representation or given any undertaking to any person in respect of the obligations or solvency of any other person or in support of or as an inducement to or otherwise in connection with the provision of financial accommodation whether or not considered by the Company to be legally binding.

7A.6.4         FINANCIAL ACCOMMODATION

               There is no agreement, arrangement or understanding pursuant to which the Company receives or is entitled to receive any financial accommodation from any person or has granted any financial accommodation to any person other than from the Vendor or Affiliates of the Vendor which will terminate on Completion.

7A.7.          LIABILITIES
--------------------------------------------------------------------------------

7A.7.1         CUSTOMER CLAIMS

               To the best of the Vendor's knowledge, there are no deficiencies or defects (whether potential or actual) in any services supplied or provided by the Company which may result in claims being made against the Company or for which the Company may become liable or responsible.

7A.7.2         GRANTS

               No transaction contemplated by this Agreement could result in the Company being liable to refund the whole or any part of any grant received from any public authority. [ ]*

7A.7.3         CONTINGENT LIABILITIES

               As of the Balance Date, the Company did not have any contingent obligations or liabilities other than as disclosed in the Company Accounts.

7A.8.          COMMITMENTS
--------------------------------------------------------------------------------

7A.8.1         PURCHASE AGREEMENT

               There are no existing agreements for the purchase by the Company of any trading stock other in the ordinary course of business.

7A.8.2         LOSS AGREEMENT

               Other than the contracts referred to in schedule 3, the Company is not a party to any material agreement or material commitment entered into which is outside the ordinary course of business and which is likely to result in a material loss to the Company when performed by the Company in accordance with its express or implied terms or which is not on arm's length terms.

7A.8.3         FOREIGN CURRENCY TRANSACTIONS

               The Company is not currently party to any dealing in foreign currency including, but not limited to, any foreign currency derivatives transaction.

----------
* Confidential Treatment Requested

7A.8.4         NOTICE OF IMPAIRMENT

               No notice or process has been served on the Company which might impair the exercise of its rights under any agreement to which it is a party.

7A.8.5         POWER OF ATTORNEY

               No power of attorney given by the Company is in force.

7A.8.6         LIMITATION ON AGREEMENT

               Other than the agreements referred to in schedule 3, no agreement entered into by the Company:

               (a)  is terminable on more than one month's notice;

               (b) has a value of, or provides a commitment or exposure of, $50,000 or more; or

               (c) has been entered into with a customer other than in the ordinary course of business.

7A.8.7         OFFERS

               No outstanding offer, tender, quotation or the like given by the Company is capable of giving rise to a contract merely by a unilateral act of a third party, other than in the ordinary course of business and consistent with past practice.

7A.9.          SUPERANNUATION AND STAFF
--------------------------------------------------------------------------------

7A.9.1         SUPERANNUATION FUND

               (a)  The Vendor's Fund is:

                    (i) a regulated superannuation fund within the meaning of the Superannuation Industry (Supervision) Act 1993; and

                    (ii) a complying superannuation fund within the meaning of the Tax Act.

               (b) The Vendor is not aware of any fact or circumstance which may affect the Vendor's Fund's status as a complying superannuation fund (within the meaning of the Tax Act).

               (c)  The Purchaser has been provided with a copy of:

                    (i) the governing rules and member booklets in respect of the Vendor's Fund and those governing rules and member booklets are up to date and complete; and

                    (ii) the most recent accounts and financial statements in
                         relation to the Vendor's Fund together with the auditor's report in relation to those accounts and financial statements.

               (d) All Employees are members of the Vendor's Fund and the Company does not contribute to any other fund in respect of any Employee.

               (e)  The Company has:

                    (i) paid or remitted all superannuation contributions which are due and payable in respect of the Employees or any contractors of the Company under any agreement or award relating to contributions which the Company is require to make or to remit; and

                    (ii) in respect of each contribution period prior to
                         Completion (within the meaning of the Superannuation Guarantee (Administration) Act 1992), contributed in respect of each Employee or contractor of the Company at a rate sufficient to avoid a liability to a superannuation guarantee shortfall under that Act in respect of that Employee or contractor.

               (f) There are no arrangements in place in respect of any Employee or contractor in respect of his or her superannuation entitlements or otherwise which has not been disclosed to the Vendor.

7A.9.2         PARTICULARS OF EMPLOYEES

               The Employee Entitlements are correct as at 15 February 2001 and full and correct particulars of the Employees are contained in the records of F. H. Faulding & Co. Limited which have been made available to the Purchaser for inspection prior to the Effective Date.

7A.9.3         TERMS OF EMPLOYMENT

               The Employees and the employees referred to in schedule 2 are the only employees of the Company and are all the persons employed in the Business (save for Ross Macdonald).

7A.9.4         EMPLOYEE CONTRACTS

               Each of the Employee Contracts is valid and binding and there is no party in breach of, or in default under, any such contract. The Vendor warrants that the Employees are employed as set out in the Disclosure Letter.

               The details of employment contained in each Employment Contract together with the terms set out in part 4 of schedule 4 are correct and there are no "in principle" or unwritten agreements to provide Employees additional benefits.

7A.9.5         INDUSTRIAL AWARDS AND DISPUTES

               The Company is not involved in any industrial dispute, and there are no applicable awards or industrial agreements relating to the Employees save as set out in the Disclosure Letter.

               Save as set out in the Disclosure Letter, all legal obligations to the Employees and the Injectables Employees in relation to all matters concerning their employment including, without limitation, those obligations under any applicable laws and regulations, awards, industrial agreements or contracts with the Employees have been complied with and there is no breach of, or default under any such laws, regulations, awards, industrial agreements or contracts and, to the best of the Vendor's knowledge, there are no facts, matters or circumstances that would give rise to a claim by any of the Employees or the Injectables Employees against the Company for such a breach or default.

               "Injectables Employees" means the persons listed in paragraph 1 of schedule 2.

7A.10.         TAXATION
--------------------------------------------------------------------------------

7A.10.1        ACCOUNTS

               The Company Accounts contain provisions adequate to cover Tax for or in respect of the Company for all periods up to the Balance Date save as set out in the Disclosure Letter.

7A.10.2        TAX SINCE THE BALANCE DATE

               Since the Balance Date, no additional liability for Tax has accrued to the Company otherwise than as a result of trading activities in the ordinary course of business.

7A.10.3        DEDUCTIONS

               The Company has deducted all Tax required to be deducted from any payments made by it. When necessary, the Company has accounted for that Tax in accordance with relevant law.

7A.10.4        PAYMENT OF TAX

               All Tax which has been or is deemed to have been assessed or imposed on the Company, or has been required to be withheld from any payment made by the Company to another person:

               (a) which is due and payable, has been paid by the final date for payment by the Company; and

               (b) which is not yet payable but become payable before Completion, will be paid by the due date.

               The Company has not entered into any agreement or arrangement which extends the period for assessment or payment of any Tax save the Company has deferred the final Tax instalment for 1999/2000 in accordance with section 221AZKC of the Tax Act.

7A.10.5        APPLICATIONS

               All particulars given to any Revenue Authority in connection with or affecting any application for any ruling, consent or clearance on behalf of the Company fully and accurately disclosed all facts and circumstances material for the decision of the Revenue Authority. To the best of the Vendor's knowledge, each ruling, consent or clearance is valid and effective. Each transaction for which that ruling, consent or clearance has previously been obtained has been carried into effect in accordance with the terms of the relevant application, ruling, consent or clearance.

7A.10.6        NO ADDITIONAL TAXES

               Since the Balance Date, the Company has not become liable to pay any additional Tax, on or in respect of the failure to file a return in respect of or to pay any Tax.

7A.10.7        RETURNS

               All necessary information, notices, computations and returns in relation to Tax have:

               (a) been properly and duly submitted by the Company to each relevant Revenue Authority in respect of Tax for or in respect of the Company for all periods up to the Effective Date; and

               (b) will continue to be submitted in respect of periods after the date of this Agreement until the Completion Date in respect of those later periods.

               There is no unresolved correspondence or dispute with any Revenue Authority. The Vendor has no notice of the Commissioner of Taxation or any other Revenue Authority having at any time carried out or at present conducting any investigations into all or any part of the business or affairs of the Company.

               [ ]*

7A.10.8        FRANKING

               The Company:

               (a) maintains and has retained for the period required by law, accurate records of franking credits and franking debits (as defined in the Tax Act) in respect of its current and earlier accounting periods;

               (b) has franked to the required amount any dividend paid since the Balance Date; and

               (c) has not franked any dividend paid since the Balance Date to the extent that a franking deficit has or will arise at the end of the succeeding franking year.

7A.10.9        RECORDS OF ASSETS

               The Company maintains and has retained for the period required by law accurate records of all assets to which Part 3-1 and Part 3-3 of the Tax Act applies or has applied.

7A.10.10       STAMP DUTY

               All stamp duty and other similar taxes payable in respect of every Material Contract or significant transaction to which the Company is or has been a party, or by which the


----------
* Confidential Treatment Requested

               Company derives, has derived or will derive a substantial benefit, has been duly paid. No Material Contract which is required by law to be stamped is unstamped or insufficiently stamped. No event has occurred as a result of which any duty has become payable, from which the Company may have obtained relief.

7A.10.11       GST SYSTEM

               The Company has a full operational system necessary to comply, at a reasonable cost and in all reasonable respects, with the requirements of the GST Law.

7A.10.12       GST TRADE PRACTICES

               The Company and, to the best of the Vendor's knowledge anybody acting for or on behalf of the Company, has complied with:

               (a) Part VB of the Trade Practices Act 1974 and any legislation of a State or Territory giving effect to that Act; and

               (b) any guidelines issued pursuant to section 75AV of the Trade Practices Act 1974 or any legislation of any State or Territory giving effect to that section.

7A.10.13       U.S. REAL PROPERTY HOLDING CORPORATION

               The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "U.S. Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the U.S. Code.

7A.11.         INTELLECTUAL PROPERTY
--------------------------------------------------------------------------------

7A.11.1        OWNERSHIP

               (a) Schedule 5 is a complete and accurate list of the Intellectual Property Rights, constituting all material Intellectual Property used by the Company in connection with the Business.

               (b)  All Intellectual Property is either:

                    (i) the legal and beneficial property of the Company solely, free and clear of any restriction or Encumbrance; or

                    (ii) used by the Company under a contract which entitles the
                         Company to use that Intellectual Property, being a contract described as an Intellectual Property Licence.

7A.11.2        GENERAL WARRANTIES

               (a) To the best of the Vendor's knowledge, all application, registration and renewal fees in respect of any registered Intellectual Property owned by the Company have been fully paid on a timely basis.

               (b) Save as set out in the Disclosure Letter, at no time has there been a claim brought to the attention of the Vendor that any of the Intellectual Property applications and registrations listed in schedule 5 are invalid, liable to cancellation or other removal, or are unlikely to be granted in their current form, whether in whole or in part.

               (c) Except as listed in schedule 3, the Company has not licensed, entered into any agreement or arrangement or granted any rights to any third party to use any right, title or interest in the Intellectual Property owned by the Company or used by the Company pursuant to an Intellectual Property Licence.

               (d) Except as listed in schedule 5 under the heading "Intellectual Property Licences," the Company has not been licensed or otherwise authorised to use any Third Party Rights.

7A.11.3        NO INFRINGEMENTS BY THIRD PARTIES

               (a) To the best of the Vendor's knowledge, no right, title or interest in the Intellectual Property is:

                    (i) at present being infringed or is the subject of any allegation of infringement by a third party, or

                    (ii) being used by a third party, other than pursuant to a contract listed in parts I, II and III of schedule 3;

               (b) To the best of the Vendor's knowledge, no third party is in breach, or has at any time breached, the terms of any Material Contract relating to that party's permitted use of the Intellectual Property owned or used by the Company.

7A.11.4        NO INFRINGEMENT BY COMPANY

               There are no actual claims and to the best of the Vendor's knowledge, there are no threatened claims that the Company has now or ever infringed or wrongfully used, any Third Party Rights save as set out in the Disclosure Letter.

               To the best of the Vendor's knowledge the Company is not infringing, and has not infringed, any Third Party Rights.

7A.11.5        CONFIDENTIAL INFORMATION

               To the best of the Vendor's knowledge, the Confidential Information and all Intellectual Property Rights in the Confidential Information are the exclusive property of the Company save as disclosed in schedule 3 or where the subject of an Intellectual Property Licence.

7A.11.6        BUSINESS NAMES

               The Company does not carry on business under any name other than its corporate name or the name "Soltec Research" save that the Company previously used the name "Faulding-Soltec DDS" in certain marketing material.

7A.11.7        USE OF INTELLECTUAL PROPERTY

               The Company has not entered into any agreement which restricts the disclosure or use by the Company of any Intellectual Property except as disclosed in schedule 3. Without limiting the operation of paragraphs 7A.12.1 to 7A.12.4 below, in relation to the agreements disclosed in parts I, II and III of schedule 3 and to the best of the Vendor's knowledge :

               (a)  they are valid, binding and enforceable;

               (b) the Company has not received notice of any breach of any of the terms of each contract to which it is a party; and

               (c) no licensee under those contracts may currently exercise any right to terminate any licence granted under those contracts for a breach or failure to perform by the Company or to claim damages or other compensation for a breach or failure to perform by the Company.

7A.11.8        INTELLECTUAL PROPERTY LICENSES

               In relation to each of the Intellectual Property Licences, to the best of the Vendor's knowledge,:

               (a)  they are valid, binding and enforceable;

               (b) the Company has not received notice of any breach of any terms of each contract to which it is a party; and

               (c) no licensor under those contracts may currently exercise any right to terminate any licence granted under those contracts for a breach or failure to perform by the Company or to claim damages or other compensation for a breach or failure to perform by the Company.

7A.11.9        TRADE MARKS

               Without limiting the generality of paragraphs 7A.11.1 to 7A.11.8 above:

               (a)  the Company is:

                    (i) the registered proprietor or applicant for the registered Trade Marks; and

                    (ii) the sole legal and beneficial owner of all common law and other rights attaching to the registered Trade
                         Marks;

               (b) no rights in or to any of the registered Trade Marks are held by any other person save under any of the agreements referred to in parts I and II of schedule 3;

               (c) the registration of each of the registered Trade Marks is valid, subsisting and properly registered in the name of the Company and was not obtained through fraud, false suggestion or misrepresentation;

               (d) any Trade Mark application, or amendment to any Trade Mark application (including any application that has since become registered) was not made through fraud, false suggestion or misrepresentation;

               (e) to the best of the Vendor's knowledge, there is no matter, fact or circumstance which would or would be likely to render void or voidable, or otherwise susceptible to removal of, the registration of any of the Trade Marks registered in Australia, including on the grounds of:

                    (i)   any use being misleading or deceptive;

                    (ii) generic use or use of the mark as a descriptor rather than a trade mark;

                    (iii) non-use;

                    save as set out in the Disclosure Letter.

               (f) to the best of the Vendor's knowledge, none of the registered Trade Marks have been, or are being, used in the countries in which they are registered and in the class in respect of which they are registered by any person other than the Company except pursuant to the licence agreements disclosed in schedule 3.

7A.12.         AGREEMENTS AND COMMITMENTS
--------------------------------------------------------------------------------

7A.12.1        ROYALTY AGREEMENTS; PROFIT SHARING

               (a) The Company is not a party to any agreement in terms of which it has received any royalties during the period from 1 July 2000 to 28 February 2001 other than as set out in the documents described in part I of schedule 3 or in terms in which it may in the future receive any royalties or profit sharing other than as set out in the documents described in part II of schedule 3.

               (b) The Company is not a party to any agreement in terms of which it is or will be bound to waive or abandon any rights other than as set out in the documents described in schedule 3.

               (c) The Company is not a party to any agreement in terms of which it is or will be bound to pay any royalties or share of profits or other sub-payment other than as set out in the documents described in part III of schedule 3.

7A.12.2        BINDING CONTRACTS

               No contract to which the Company is a party or is otherwise bound:

               (a) is outside the ordinary and proper course of business or is otherwise unusual;

               (b) imposes or is likely to impose an obligation on the Company to make payments exceeding $5,000 after the Effective Date or involves or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, should reasonably be made known to any intending purchaser of the Shares;

               (c) is incapable of being fulfilled or performed on time, or only with undue or unusual expenditure of money or effort;

               (d)  is not on arm's length terms;

               (e) provides that the Company (or any other person) will act as distributor of goods or services or as agent for another person;

               (f) is with the Vendor or a Related Body Corporate of the Vendor; or

               (g) limits the freedom of the Company or any of its employees to engage in any activity or business in any area;

               save as set out in the contracts set forth in annexure F.

7A.12.3        CONTRACTS AFFECTED BY THIS AGREEMENT

               No party is entitled under any agreement because of any change in the underlying legal or beneficial ownership of the Shares, or the compliance with this Agreement:

               (a)  to terminate the agreement; or

               (b) to require the adoption of terms less favourable to the Company; or

               (c)  to do anything which would:

                    (i) adversely affect the interests, business or assets of the Company; or

                    (ii) result in any of the assets of the Company being
                         disposed of or charged;

               save as set out in the Material Contracts.

7A.12.4        NO DEFAULT

               To the best of the Vendor's knowledge, no party to any agreement to which the Company is a party is:

               (a)  in default; or

               (b) but for the requirements of notice or lapse of time or both, would be in default and the default could be reasonably expected to have a material adverse effect on its business, assets or financial condition.

7A.12.5        COMPETITION LAW

               To the best of the Vendor's knowledge, the Company is not a party to any agreement or arrangement or understanding or in any way engaged in any conduct or practice which constitutes an infringement of any provision of the Trade Practices Act 1974 or of any similar legislation in any State or other country in which the Company carries on business.

7A.12.6        OTHER AGREEMENTS

               The Company is not a party to any service contracts or other contractual arrangements with the Vendor or any Related Body Corporate of the Vendor other than those referred to in clause 6.2(c) when executed or as identified as such an arrangement in part I of schedule 3.

7A.13.         ASSETS
--------------------------------------------------------------------------------

7A.13.1        TITLE

               Save as set out in clause 5.2, all of the assets used by the Company in the Business are, and will be at Completion:

               (a) owned legally and beneficially by the Company (including the Real Property), except for any asset disclosed in the Disclosure Letter as being subject to hire purchase, lease or rental agreements which the Company has, and will have at Completion, a legally enforceable right to use; and

               (b) are, and will be at Completion all of the Assets necessary to conduct the Business save as set out in the Disclosure Letter and save for computer software licences or user agreements in the name of the Faulding Group set forth on schedule 2 and which will cease to be available to the Company following Completion.

               The Company has duly and punctually observed and performed the terms and conditions of each hire purchase, lease or rental agreements to which it is a party. No such hire purchase, lease or rental agreement has been terminated or expired.

7A.13.2        CONDITION

               Each item of plant and equipment used by the Company:

               (a)  is, consistent with its age, in good repair and condition;

               (b)  is in satisfactory working order;

               (c) is capable of doing the work for which it was designed or purchased and will be capable (subject to fair wear and tear) of doing so over the period of time in which it will be written down to the net amount expected to be recovered on disposal of the asset at the end of its useful life in the accounts of the Company under its current accounting policies;

               (d)  is not surplus to the requirements of the Company; and

               (e) is recorded in the plant and equipment registers of the Company.

7A.13.3        PLANT AND EQUIPMENT REGISTER

               The plant and equipment registers of the Company are complete and accurate in all respects. They set out, in respect of each item recorded in them, the date the item was acquired, its cost, current book value, current tax depreciated value and its location.

7A.13.4        INVENTORIES

               All current assets of the Company (including inventories), whether in hand, in transit or in bond, are of good and merchantable quality. To the best of the Vendor's knowledge, they are fit for the purpose for which they are intended to be used and conform with all relevant descriptions, specifications, laws and standards.

7A.13.5        LOCATION

               All tangible assets owned, leased or hired by the Company are located at the Real Property (other than any vehicles in the course of being used for the purposes of the Company's business). No asset located at the Real Property is owned by any person other than the Company other than personal effects.

7A.13.6        NO IMPAIRMENT

               No notice has been served on the Company or the Vendor by any Governmental Authority which might materially impair, prevent or otherwise interfere with the Company's use of or proprietary rights in any of its assets.

7A.14.         INSURANCE
--------------------------------------------------------------------------------

7A.14.1        DISCLOSURE

               Schedule 8 and the Insurance Manual of the Faulding Group contain complete and accurate particulars of all insurance policies taken out by or for the benefit of Company.

7A.14.2        CURRENCY

               Each insurance policy held by or for the benefit of the Company is currently in full force and effect and all applicable premiums paid. No policy is subject to special or unusual terms or restrictions or to the payment of premiums exceeding the normal commercial premium applying to policies of the same kind. Nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which would permit an insurer to cancel the policy or refuse or reduce a claim or materially increase the premiums payable under the policies.

7A.14.3        COVERAGE

               The Company is, and has been for the past four years, insured with insurance companies duly authorised to carry on insurance business in Australia (or, where appropriate, outside Australia):

               (a) for the full replacement or reinstatement value of all its insurable property, against fire, earthquake and other risks normally insured against by persons carrying on the same nature of business as that carried on by the Company, subject only to customary exclusions; and

               (b) in relation to matters not involving insurable property, for amounts and against those risks (including workers compensation, product liability and public liability) normally insured against by persons carrying on the same nature of business as that carried on by the Company, subject only to customary exclusions.

7A.14.4        NO CLAIMS

               There are no claims made by the Company or any person on its behalf under any insurance policy held or previously held by the Company which are outstanding. To the best of the Vendor's knowledge, no event (other than one which has given rise to a claim which is not outstanding) has arisen which may give rise to a claim under any insurance policy. Without limiting the preceding provisions, to the best of the Vendor's knowledge any claim which might be made against the Company by an employee or workman or third party in respect of any accident or injury is fully covered by insurance although any claim may give rise to policy excesses or increased excesses under such insurance.

7A.14.5        INSURANCE REQUIRED BY LAW

               The Company has effected all insurances required by law to be effected by.

7A.15.         RECORDS AND CORPORATE MATTERS
--------------------------------------------------------------------------------

7A.15.1        ACCOUNTS AND RECORDS

               All accounts, books, ledgers and financial and all other records of the Company:

               (a) have been fully and properly maintained and contain complete and accurate records of all matters required to be entered in them by any relevant legislation;

               (b) do not contain or reflect any material inaccuracies or discrepancies;

               (c) give a true and fair view of the trading transactions, state of affairs, results, financial and contractual position and assets and liabilities of the Company;

               (d) have been prepared in accordance with applicable Accounting Standards;

               (e) are in the possession and unqualified control of the Company or the Vendor's Guarantor; and

               (f) for employee records, contain adequate and suitable records regarding the service of each of its employees.

7A.15.2        FILINGS

               All documents required to be filed with the Australian Securities and Investments Commission under any relevant legislation have been duly filed.

7A.15.3        RECTIFICATION OF REGISTERS

               The Company has no notice of any application or intended application under the Corporations Law or other relevant legislation to rectify any register which it is required by law to maintain.


7A.16.         REAL PROPERTY
--------------------------------------------------------------------------------

7A.16.1        REAL PROPERTY

               (a) The Real Property comprises all the freehold and leasehold and premises owned, used or occupied by the Company.

               (b) The Company does not have any freehold or leasehold interest in land except for the Real Property.

               (c) The Company is the legal and beneficial owner, and registered proprietor of the Real Property. The Company has good and marketable title to the Real Property.

               (d) There are no covenants, encumbrances, restrictions or other legally binding arrangements affecting the Real Property other than those disclosed by the usual searches.

7A.16.2        OCCUPATION

               The Company has exclusive occupation and quiet enjoyment of the Real Property save as set out in the Real Property Licence Deed.

7A.16.3        DOCUMENTS OF TITLE

               The Company has possession of the documents of title to the Real Property.

7A.16.4        CONSENTS

               Each consent required under any legislation for every development carried out in relation to the Real Property has been properly obtained. Any conditions or restrictions imposed in any consent have been observed and performed.

7A.16.5        NOTICES

               The Company has not received any notice from any public authority, and to the best of the Vendor's knowledge, there are no proposals made or intended to be made by any public authority:

               (a) concerning the acquisition or resumption of the whole or any part of the Real Property;

               (b) requiring the doing of work or expenditure of money on or in relation to the Real Property or any footpath or road adjoining any of the Real Property where the total cost could reasonably be expected to exceed $10,000; or

               (c) which would adversely affect the whole or any part of the Real Property.

7A.16.6        NO BREACH OF LEGISLATION

               To the best of the Vendor's knowledge, no breach of any law has been committed in relation to the Real Property or the use and occupation of the Real Property for purposes relating to the Business.

7A.16.7        BUILDINGS

               All buildings or other erections included in the Real Property are in such condition and state of repair as to be substantially fit for the purpose for which they are at present used, their construction and position on the land and the connections of those buildings or other erections to power and waste disposal services have been approved and they otherwise comply with all applicable laws.

7A.17.         ENVIRONMENTAL LAWS
--------------------------------------------------------------------------------

7A.17.1        AUTHORISATIONS

               All Relevant Environmental Authorities necessary under Australian Environmental Law to conduct lawfully the business of the Company on or from the Real Property have been obtained. To the best of the Vendor's knowledge, all Relevant Environmental Authorities are and have been at all relevant times effective.

7A.17.2        COMPLIANCE WITH AUTHORISATIONS

               The Company complies with all Relevant Environmental Authorities and is not aware of any breach or likely breach of them. The Company has not received any notice, order, claim, demand or like communication which might adversely affect the use of such Real Property for the conduct of its business.

7A.17.3        NO CONTAMINATION

               There is no Contaminant on, under or emanating from any land the existence of which was caused or contributed to by the Company other than as permitted under any Relevant Environmental Authority. This paragraph does not apply in respect of periods prior to the date of occupation of the Real Property by the Company.

7A.17.4        NO HAZARDOUS MATERIALS

               There is no hazardous, toxic or poisonous material or any other material that is harmful to the Environment, including asbestos, present on Real Property other than those used by the Company in the ordinary and proper course of its business and in relation to which applicable laws are being complied with and effective precaution and waste disposal arrangements have been implemented.

7A.17.5        OTHER ENVIRONMENTAL WARRANTIES

               There are no:

               (a) Clean Up or remediation measures being taken or required in respect of the Real Property as a result of any Contaminant on the Real Property prior to Completion;

               (b) Clean Up or remediation measures being taken or required in respect of any other property or improvements on the Real Property as a result of any Contaminant on, or which emanated from, the Real Property as a result of the Company's use of the Real Property prior to Completion; and

               (c) claims of any description whatsoever made by a third party to the Vendor or to the best of the Vendor's knowledge, otherwise existing, which arise directly or indirectly as a result of any Contaminant on, or which emanated from, the Real Property as a result of the Company's use of the Real Property prior to Completion.

               For the purpose of this clause:

                    "Clean Up" has the meaning given to it in section 4 of the Environment Protection Act 1970 (Vic).

7A.18.         ABSENCE OF LITIGATION AND COMPLIANCE WITH LAWS
--------------------------------------------------------------------------------

7A.18.1        DISPUTES

               The Company is not engaged in any suit, proceedings, application, claim, prosecution, litigation, arbitration proceedings or administrative or governmental investigation or challenge as plaintiff, defendant, third party or in any other capacity including in relation to product liability, occupational health and safety or workers' compensation claims. There are no such matters pending or threatened in respect of which verbal or written communication has been given or received by or against the Company.

7A.18.2        INVESTIGATIONS

               There is no outstanding dispute, enquiry or investigation between the Company and the Australian Securities and Investments Commission, the Australian Competition and Consumer Commission, the Australian Taxation Office, or any other regulatory authority or agency.

7A.18.3        ORDERS

               The Company is not the subject of any order, waiver, declaration, exemption or notice granted or issued by the Australian Competition and Consumer Commission, the Australian Securities and Investments Commission, or any predecessor of those bodies or any other person under the Corporations Law or any previous corresponding legislation.

7A.18.4        JUDGMENT

               There is no unsatisfied judgment against the Company.

7A.18.5        COMPLIANCE WITH LAWS

               To the best of the Vendor's knowledge, the Company has duly observed and complied in all respects with the provisions of all laws and regulations and all orders, notices, awards and determinations made by any statutory or other competent authority in any way relating to or binding on the Company or any property owned or occupied by the Company.

7A.18.6        PERMITS

               All permits, licences and registrations necessary for the conduct of the business of the Company are validly subsisting and are held by the Company.

7A.19.         ACCURACY OF INFORMATION
--------------------------------------------------------------------------------

7A.19.1        DISCLOSURE LETTER, SCHEDULES AND ANNEXURES

               The information set out in each of the Disclosure Letter, schedules and annexures is complete and accurate in all respects.

7A.19.2        DISCLOSURE

               To the best of the Vendor's knowledge, all information given by or on behalf of the Company to the Purchaser or to any director, agent or adviser of the Purchaser concerning the Business, is accurate in all respects. None of that information is misleading in any material particular, whether by inclusion of misleading information or omission of material information or both.

7A.19.3        FULL DISCLOSURE

               Prior to the execution of this Agreement the Vendor has disclosed in writing to the Purchaser all material facts, information and circumstances relating to the Business or assets or liabilities of the Company or otherwise relating to the subject matter of this Agreement which might, if disclosed, reasonably be expected to affect the decision of a reasonable purchaser to enter into this Agreement or materially affect the price at which or the terms on which a reasonable purchaser might be willing to purchase the Shares.

7A.19.4        COPIES OF DOCUMENTS

               All copies of the documents described in the annexure F given to the Purchaser or to its agents by the Vendor or the Company, or on its or their behalf, are true and complete copies.

7A.19.5

               Where a Warranty is stated to be made to the best of the Vendor's knowledge (or words to similar effect), the Vendor warrants that it has made (or caused to be made on its behalf) commercially reasonable enquiries in relation to the subject matter of the Warranty.

                                   SCHEDULE 2

                              INJECTABLES DIVISION


[ ]*


----------
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


                                   SCHEDULE 3

                                    CONTRACTS


                       SOLTEC LICENSE AGREEMENTS SCHEDULE


PART I - CURRENT LICENSE AGREEMENTS

CODE              DATE      LICENSEE     DESCRIPTION     TERRITORY
[ ]*


----------
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
                                       35



PART II - CURRENT DEVELOPMENT AND OPTION AGREEMENTS

CODE              DATE      LICENSEE     DESCRIPTION     TERRITORY
[ ]*


----------
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
                                       36



PART III - AGREEMENTS WITH REQUIREMENTS TO MAKE SUB-ROYALTY PAYMENTS TO THIRD PARTIES

    DATE     LICENSEE           DESCRIPTION          TERRITORY

[ ]*


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
                                       37



PART IV - INACTIVE OR EXPIRED LICENSE OR OPTION AGREEMENTS

   CODE       DATE          COMPANY           DESCRIPTION     PRODUCT
[ ]*


----------
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
                                       38



                                   SCHEDULE 4


                               PART 1 - EMPLOYEES



                                      [ ]*

                         PART 2 - EMPLOYEE ENTITLEMENTS


                                   ACCRUED        ACCRUED
                        SALARY     ANNUAL         SICK LEAVE    LONG SERVICE     TOTAL LEAVE
 NAME      POSITION     PACKAGE    LEAVE(DAYS)    (DAYS)        LEAVE (DAYS)     VALUE
 ----      --------     -------    -----------    ----------    ------------     -----------
[ ]*




                           PART 3 - EMPLOYEE CONTRACTS

[ ]*



----------
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
                                       39


          PART 4 - SECRECY, CONFIDENTIAL INFORMATION AND NON-DISCLOSURE UNDERTAKINGS BY AN EMPLOYEE OR TEMPORARY EMPLOYEE


[ ]*




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
                                       40


                                   SCHEDULE 5


                          INTELLECTUAL PROPERTY RIGHTS
BUSINESS NAMES

Soltec Research Pty Ltd

Soltec Research

REGISTERED TRADE MARKS

Hexifoam (New Zealand) - 602944

Xpress (Australia) - 737914

Hexifoam (Australia) - 394796

Hexifoam (Vietnam) - 6944

Liquipatch (Australia) - 722076

UNREGISTERED TRADE MARKS (BEING TRADE MARKS NOT REGISTERED IN ANY COUNTRY)

[ ]*

PATENTS AND PATENT APPLICATIONS

PROJECT NAME         JURISDICTION   PATENT/APPLICATION NO.
[ ]*


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
                                       41


INTELLECTUAL PROPERTY LICENCES

                        DATE OF
         REFERENCE     AGREEMENT      OTHER PARTY    TYPE OF AGREEMENT   PRODUCT DESCRIPTION
[ ]*


DOMAIN NAMES

soltec.com.au

OTHER INTELLECTUAL PROPERTY RIGHTS

CONFIDENTIAL INFORMATION

INVENTIONS

KNOW-HOW

UNREGISTERED DESIGNS

COPYRIGHTS

ANY RIGHTS SIMILAR TO THOSE REFERRED ABOVE.


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
                                       42



                                   SCHEDULE 6

                          AGREED ASSETS AND LIABILITIES

[ ]*


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
                                       43



                                   SCHEDULE 7


                               PATENT APPLICATIONS
--------------------------------------------------------------------------------


PROJECT NAME             JURISDICTION             PATENT/APPLICATION NO.
[ ]*


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
                                       44



                                   SCHEDULE 8

                                    INSURANCE

            SCHEDULE OF INSURANCE POLICIES - SOLTEC RESEARCH PTY LTD
                 (Included on Faulding Group Insurance Programme
           as a fully owned subsidiary of F H Faulding & Co Limited)

CLASS OF INSURANCE         INSURER       POLICY NO      PROPERTY INSURED      SUM INSURED

[ ]*


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
                                       45



                                   ANNEXURE A


                             Profit and Loss Account
                                       and
                                  Balance Sheet

                                  1 July 2000
                                       to
                                28 February 2001
                            (identified in Column A)

                                      [ ]*



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
                                       46



                                   ANNEXURE B


                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT


            This Agreement is made March __, 2001, between Connetics Corporation, a Delaware corporation, located at 3294 Bayshore Road, Palo Alto, California 94303 ("Company"), and F.H. Faulding & Co., Limited (ACN 007 870
984), located at 115 Sherriff Street, Underdale, South Australia 5032 ("Consultant").

                                    Recitals

            Whereas on the date hereof pursuant to a Share Sale Agreement dated on or about 19 March 2001 (the "Share Sale Agreement") among Consultant, Faulding Healthcare Pty Ltd, a wholly owned subsidiary of Consultant, the Company and Connetics Australia Pty Ltd, a wholly owned subsidiary of the Company (the "Purchaser"), the Purchaser has purchased all of the issued and outstanding share capital of Soltec Research Pty Ltd ("Soltec Research") from the Vendor; and

            Whereas Ross Macdonald (the "Designated Employee") is employed by the Consultant in the role of Vice President, Injectable Product Development, Faulding Pharmaceuticals - Asia Pacific and in the role of Managing Director of Soltec Research; and

            Whereas the Company wishes to engage Designated Employee, through the Consultant, to provide the consulting services specified herein in order to provide for a smooth transition of the business of Soltec Research to the Purchaser, and the Consultant is willing to provide such services;

                                   Agreements

In consideration of the mutual covenants herein contained, the parties hereby agree as follows:

            1. SERVICES. Consultant agrees to provide such advisory and consulting services to the Company as the Company may request from time to time, so that the Company may continue to have the benefit of the Designated Employee's experience in, and his knowledge, of the Business (as defined in the Share Sale Agreement). The Consultant agrees to make the Designated Employee available, and to cause the Designated Employee to devote his reasonable efforts to the performance of his duties hereunder, for:

     (a) subject to the Designated Employee's taking his accrued sick leave and annual leave as necessary, approximately [ ]*; and

     (b) such period of time as is required for the Designated Employee to take [ ]* during the term of this Agreement for the period of time (not exceeding in each case seven days) that the Company reasonably requests.

      Without limiting the foregoing, the Consultant and the Designated Employee agree that the Designated Employee will render advice and assistance at the principal office of the Company and Soltec Research in Australia or at such other locations as may be reasonably requested by the

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                                       1

Company, in the orderly transfer of the Business and its continuing operation, including, without limitation:

     a)   developing the 2001 budget/2002 forecast,

     b)   managing the operations of Soltec Research,

     c)   managing the recruitment of staff,

     d)   coordinating business development activities,

     e) providing advice and assistance in negotiations with licensees and suppliers,

     f) advising the Company with respect to past operating procedures of Soltec Research,

     g)   providing customer service and sales and marketing assistance and

     h) fulfilling such other duties and responsibilities as may be reasonably assigned by the Company from time to time in connection with the smooth transition of the Business and its continuing operation.

Such foregoing services are hereinafter referred to as "Services." Consultant agrees to provide the Services only and exclusively by and through the Designated Employee. The Designated Employee is not required to provide any services which are:

(1) not commensurate with the title "Managing Director", being services of the nature similar to those previously provided by him to Soltec Research immediately prior to the execution of this agreement; or

(2)  illegal or, in the reasonable view of the Consultant, unethical.

     2. TERM AND TERMINATION.

        2.1 GENERAL. This Agreement shall continue for a period of six months from the date of this Agreement unless earlier terminated by the Company upon one month's prior written notice to Consultant. This Agreement shall terminate automatically in the event of the Designated Employee's death. This Agreement may be terminated by the Consultant upon one month's prior written notice to the Company in the event of the contemplated termination of the Designated Employee's employment with Consultant; such termination shall be effective upon the termination of the Designated Employee's employment with Consultant and any affiliates of Consultant.

        2.2 LIABILITY UPON TERMINATION. Upon termination of this Agreement, the Company shall have no further obligation under this Agreement to make any payments to Consultant after the date of termination, other than payments accrued to Consultant prior to the date of termination. The provisions of Sections 8 through 14 of this Agreement shall survive the termination or expiration of this Agreement.

     3. PAYMENT FOR SERVICES; EXPENSES.

        3.1 FEES. The Company shall pay Consultant, and Consultant shall accept for the Services under this Agreement, compensation based on the number of hours the Designated Employee actually spends performing the Services at the rate of [ ],* together with the costs to the Consultant of employing the Designated Employee, including pro rata annual, long service and sick leave, superannuation benefits, worker's compensation and other applicable insurance costs and payroll and other costs of the Consultant reasonably applicable to employing the Designated Employee.

        3.2 EXPENSES. Upon receipt by the Company of copies of receipts or other appropriate evidence of expenditures by the Designated Employee, the Company shall within 14 days reimburse Consultant for reasonable travel and other expenses (business class air fare, ground transportation, lodging and meals) for travel and entertainment incurred by the Designated Employee, at the request and with the prior written approval of the Company (either generally or specifically), in rendering Services pursuant to this Agreement.

        3.3 INVOICES. At the end of each calendar month in which Consultant has rendered Services pursuant to this Agreement and upon termination of this Agreement, Consultant shall submit to the Company an itemized statement of time and expenses and other costs referred to above devoted to such Services by the Designated Employee. Such statements will be paid by the Company within 14 days after the Company's receipt thereof.

     4. INDEPENDENT CONTRACTOR. It is understood and agreed that Consultant shall perform the Services as an independent contractor and consultant. The Designated Employee shall not be deemed to be an employee of the Company. The Designated Employee shall not be entitled to any benefits provided by the Company to its employees, and the Company will make no deductions from any of the payments due to Consultant hereunder for state or federal tax purposes. Consultant agrees that Consultant shall be responsible for any and all taxes and other payments due on payments received by Consultant from the Company hereunder and for all compensation, withholding, and all other employment-related benefits due to the Designated Employee.

     5. REPORTS. The Consultant will cause the Designated Employee to keep reports describing his activities performed in connection with the Services, accurately documenting the performance of tasks performed or accomplished by the Designated Employee and the actual hours devoted by the Designated Employee to each task. Such reports shall be in a form similar to that currently provided to the Consultant by the Designated Employee relating to the services the Designated Employee provides to Soltec Research. Consultant shall submit to the Company (to the attention of the Chief Financial Officer) copies of such reports on a monthly basis, and promptly shall submit any other reports reasonably requested from time to time by the Company.

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                                       3

     6. REPRESENTATIONS AND WARRANTIES OF CONSULTANT AND THE DESIGNATED
EMPLOYEE.

        6.1 ORIGINAL DEVELOPMENT. Each of Consultant and the Designated Employee represents and warrants that (i) during the term of this Agreement, neither Consultant nor Designated Employee will disclose to the Company, or use, or induce the Company to use, any confidential, proprietary or trade secret information of any person other than Soltec Research; (ii) none of the property and confidential, proprietary and trade secret information belonging to any employer or prior employer has been or will be used in connection with rendering any of the Services hereunder; and (iii) performance of the terms of this Agreement will not breach any agreement to keep such information in confidence or in trust. Neither Consultant nor the Designated Employee has entered into, and each of them further agrees not to enter into, any oral or written agreement in conflict herewith.

        6.2 OTHER AGREEMENTS. Consultant and the Designated Employee represent and warrant that Consultant's signing of this Agreement and the performance of Consultant's and the Designated Employee's Services hereunder are not and will not be in violation of any other contract, agreement or understanding to which Consultant or the Designated Employee is a party or by which either of them is bound.

     7. COMPLIANCE WITH LAWS. In the performance of the Services, neither Consultant nor the Designated Employee will knowingly undertake nor knowingly cause, nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules, or regulations in effect in the United States, Australia or any applicable countries; or (ii) would have the effect of causing the Company or Soltec Research to be in violation of any laws, decrees, rules, or regulations in effect in the United States, Australia or any applicable countries. During the course of the performance of the Services, it is expected that Consultant and the Designated Employee will receive information which is considered material inside information within the meaning and intent of the United States federal securities laws and the rules and regulations thereunder. Consultant and the Designated Employee will not disclose this information to others except as authorized in writing by the Company, and will not use this information directly or indirectly for its/his benefit or as a basis for advice to any other party concerning any decision to buy, sell or otherwise trade in the Company's securities.

     8. CONFIDENTIAL INFORMATION.

        8.1 CONFIDENTIALITY. In connection with this Agreement, the Company may disclose to Consultant or the Designated Employee, and Consultant and Designated Employee have, certain information (i) that is marked or otherwise identified, orally or in writing, as confidential or proprietary information of the Company or any affiliate of the Company ("Confidential Information") prior to, upon or promptly after receipt by Consultant or the Designated Employee; or (ii) which Consultant or the Designated Employee should recognize from the circumstances surrounding the disclosure to be Confidential Information. Consultant and Designated Employee (x) shall hold all Confidential Information in confidence and will use such information only for the purposes of fulfilling Consultant's obligations hereunder and for no other purpose, and (y) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the Company to any third party, in either case without the express written permission of the Company.

        8.2 SCOPE. The obligations in Section 8.1 and in Section 8.3 shall not apply to (a) use or disclosure of any information pursuant to the exercise of Consultant's rights under this Agreement; (b) information that is or becomes generally known or available by publication, commercial use or otherwise through no fault of Consultant or the Designated Employee; (c) information that is lawfully obtained from a third party who has the right to make such disclosure without restriction; (d) any disclosure required by applicable law, provided that Consultant or the Designated Employee, as the case may be, shall use reasonable efforts to give advance notice to and cooperate with the Company in connection with any efforts to prevent such disclosure; or (e) information that is released for publication by the Company in writing.

        8.3 THIRD PARTY INFORMATION. Consultant and the Designated Employee recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant and the Designated Employee agree that each owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential and proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out their respective work for the Company in a manner consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Company.

     9. INTELLECTUAL PROPERTY.

        9.1. OWNERSHIP. All materials and all Intellectual Property made, contributed to, developed or prepared for the Company by Consultant or the Designated Employee in performing the Services hereunder, are Confidential Information and the property of the Company, and all right, title and interest therein shall vest in the Company. To the extent that title to such materials and Intellectual Property may not, by operation of law, vest in the Company, all right, title and interest therein are hereby irrevocably assigned to the Company by Consultant and the Designated Employee. Consultant and the Designated Employee agree to give the Company and any person designated by the Company any reasonable assistance, at the cost and expense of the Company, to perfect the rights defined in Section 9.1 and in Section 9.2. In this Section 9 "Intellectual Property" means all industrial and intellectual property rights whether protectable by statute, at common law or in equity, including all copyright and similar rights which may subsist or may hereafter subsist in works or other subject matter, rights in relation to inventions (including all patents and patent applications), trade secrets and know-how, rights in relation to designs (whether or not registerable), rights in relation to registered and unregistered trade marks, circuit layout designs and rights in relation to circuit layouts, but excludes non-assignable moral rights and similar non-assignable personal rights of authors and producers.

         9.2. MORAL RIGHTS. Designated Employee hereby, to the fullest extent permitted by law (either present or future), irrevocably and unconditionally consents to the Company doing anything in relation to any works or other subject that (but for these consents) would otherwise infringe any moral rights or similar non-assignable, personal rights that Designated Employee may otherwise have anywhere in the world.

     10. INDEMNIFICATION.

         10.1 INDEMNIFICATION BY CONSULTANT. Consultant will defend, indemnify and hold the Company harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) (collectively, "Losses") associated with any claim or action brought against the Company by a third party arising out of (i) any breach of any of the representations and warranties of Consultant or the Designated Employee contained herein, or (ii) any breach or alleged breach of any other covenant contained herein. The Company shall notify Consultant promptly of any such claim in writing, provided, however, that the failure to give such notice shall not relieve Consultant of Consultant's obligations hereunder except to the extent that Consultant was actually and materially prejudiced by such failure. Consultant will have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless otherwise agreed to in writing. However, if Consultant, after receiving notice of any such claim, fails immediately to begin the defense of such claim or action, the Company may (without further notice to Consultant) retain counsel and undertake the defense, compromise, or settlement of such claim or action at the expense of Consultant.

         10.2 INDEMNIFICATION BY COMPANY. Company will defend, indemnify and hold the Consultant and Designated Employee harmless from and against any and all Losses associated with any claim or action brought against them or either of them by a third party arising out of the performance of the Services, except for any Losses arising out of (a) a breach by the Consultant or the Designated Employee of any representation, warranty or covenant in this Agreement, (b) the gross negligence or willful misconduct of the Consultant or Designated Employee and (c) any actions of the Consultant or the Designated Employee that are outside the scope of the Services and are otherwise without the Company's consent or direction. The Consultant shall notify Company promptly of any such claim in writing, provided, however, that the failure to give such notice shall not relieve Company of Company's obligations hereunder except to the extent that Company was actually and materially prejudiced by such failure. Company will have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless otherwise agreed to in writing. However, if Company, after receiving notice of any such claim, fails immediately to begin the defense of such claim or action, the Consultant may (without further notice to Company) retain counsel and undertake the defense, compromise, or settlement of such claim or action at the expense of Company.

     11. RETURN OF COMPANY PROPERTY. On termination of this Agreement, or at any time the Company so requests, Consultant and the Designated Employee will deliver immediately to the Company all property belonging to the Company and all material containing or constituting

Confidential Information, including any copies in its or his possession or control, whether prepared by Consultant or by others, including without limitation the Designated Employee.

     12. [ ]*.

     13. APPLICABLE LAW

     (a) This Agreement is governed by and construed in accordance with the law of [ ]*

     (b)  [ ]*

     (c) The parties agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested to the other parties thereto at their addresses set forth in this Agreement. The parties agree that such service, to the fullest extent permitted by law:

          (i) is deemed in every respect effective service of process upon the parties in any suit, action or proceeding, and

          (ii) is valid personal service upon delivery.

     Nothing herein affects any party's right to serve process in any other manner permitted by law.

     14. [ ]* INJUNCTIVE RELIEF

     (a) [ ]*

     (b) Consultant and the Designated Employee recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act. In addition, Consultant and the Designated Employee recognize that the obligations provided under Sections 8 and 9 of this Agreement are necessary and reasonable in order to protect the Company and its business, and Consultant and the Designated Employee expressly agree that monetary damages would be inadequate to compensate the Company for the breach thereof. Accordingly, Consultant and the Designated Employee agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the Company and that, in

----------
* Confidential Treatment Requested
addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the breach or threatened breach by Consultant or the Designated Employee of Sections 8 and/or 9, without the necessity of proving actual damages or posting of any bond or security.

     15. NO WAIVER. No failure or delay on the part of a party in exercising any right under this Agreement will operate as a waiver of, or impair, any such right. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

     16. PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken;
(b) the remaining provisions shall remain in full force and effect; (c) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (d) the remainder of this Agreement will remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

     17. ASSIGNMENT. Consultant shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation by Consultant shall be null and void.

     18. GENERAL. This Agreement supersedes and replace any existing agreement entered into by Consultant, the Designated Employee and Company relating generally to the same subject matter, and may be modified only in a writing signed by the Company. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.


                                           Connetics Corporation


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------

                                           F.H. Faulding & Co. Limited


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------


DESIGNATED EMPLOYEE:

I agree to be bound by the provisions of the Consulting Agreement expressed to be applicable to me.


------------------------
Ross Macdonald

                                   ANNEXURE C


                               DEED OF ASSIGNMENT

DEED OF ASSIGNMENT AND
CONFIRMATION
--------------------------------


F.H. FAULDING & CO. LIMITED


and


SOLTEC RESEARCH PTY LTD

ARTHUR ROBINSON & HEDDERWICKS
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel 61  3 9614 1011
Fax 61  3 9614 4661

rjam M0110886525v7 980598  RJA

(C)Arthur Robinson & Hedderwicks 2001

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


TABLE OF CONTENTS

1.          DEFINITIONS AND INTERPRETATION                                      1

            1.1         Definitions                                             1

            1.2         Interpretation                                          2

2.          CONFIRMATION OF ASSIGNMENTS                                         3

3.          ASSIGNMENT                                                          3

4.          WAIVER                                                              3

5.          GENERAL                                                             4

            5.1         Entire agreement                                        4

            5.2         Amendment                                               4

            5.3         Further assurances                                      4

            5.4         No merger                                               4

            5.5         Costs and stamp duty                                    4

            5.6         Governing law and jurisdiction                          5

            5.7         Counterparts                                            5

SCHEDULE 1                                                                      6

            Personnel                                                           6

SCHEDULE 2                                                                      7

            Patents and Patent Applications                                     7


--------------------------------------------------------------------------------

                                                                        PAGE (i)

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------

DATE
---------

PARTIES
---------

     1. F.H. FAULDING & CO. LIMITED (ACN 007 870 984) of 115 Sheriff Street, Underdale, South Australia, 5032 (the ASSIGNOR).

     2. SOLTEC RESEARCH PTY LTD (ACN 006 363 891) of 8 Macro Court, Rowville, Victoria (the ASSIGNEE).

[ ]*

--------------------------------------------------------------------------------

IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     CORPORATIONS LAW  means the Corporations Law of Australia.

     EFFECTIVE DATE means the date of this Deed.


--------------------------------------------------------------------------------

----------
* Confidential Treatment Requested

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


            INVENTIONS means any inventions made, or contributed to, by Soltec Personnel up to and including the date of this Deed, and includes all inventions described or disclosed in the Patents and Patent Applications, but does not include the rights and interests of the Assignor in the intellectual property listed in Schedule 2 of an Injectables Transfer Agreement between the Assignee, DBL Australia Pty Ltd, the Assignor and Connetics Corporation dated _____________.

            PATENTS and PATENT APPLICATIONS means, respectively, the patents and patent applications listed in Schedule 2 and, respectively, any other patents or patent applications in respect of any of the Inventions.

            POST 1996 INVENTIONS means the inventions described or disclosed in the patent and patent applications listed in Schedule 3.

            RELATED BODY CORPORATE has the meaning given in the Corporations
            Law.

            SOLTEC PERSONNEL means:

            (a) all persons who have been engaged to carry out any work, research or development for the Assignee, and includes all present and former employees, consultants and directors of the Assignee;

            (b) all persons of any description (including present and former employees, consultants and directors of the Assignor or its Related Bodies Corporate) who have carried out any work, research or development for the Assignee at the Assignee's premises, and includes the personnel listed in Schedule 1.

1.2         INTERPRETATION

            Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

            (a)  The singular includes the plural and conversely.

            (b)  A gender includes all genders.

            (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

            (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

            (e) A reference to a Clause or Schedule is a reference to a clause of, or a schedule to, this Deed.

            (f) A reference to an agreement or document (including, without limitation, a reference to this Deed) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Deed or that other agreement or document.


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


            (g) A reference to a party to this Deed or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).

            (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

            (i) A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

            (j) A reference to an AGREEMENT includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

            (m) The meaning of general words is not limited by specific examples introduced by INCLUDING, or FOR EXAMPLE, or similar expressions.

            (n) Nothing in this Deed is to be interpreted against a party solely on the ground that the party put forward this Deed or any part of it.

2.          CONFIRMATION OF ASSIGNMENTS
--------------------------------------------------------------------------------

            [ ]*

3.          ASSIGNMENT
--------------------------------------------------------------------------------

            With effect from the Effective Date, the Assignor assigns to the
            Assignee:

            (a) all of the Assignor's right, title and interest, if any, in and to the Inventions;

            (b) all of the Assignor's right, title and interest, if any, in and to the Patents and the Patent Applications.

4.          WAIVER
--------------------------------------------------------------------------------

            (a) The Assignor irrevocably waives all claims of whatever nature and however arising which the Assignor may now have or at any time hereafter might have or, but for this Deed, might have had arising out of or in any way connected with or incidental to the Inventions, the Patents or the Patent Applications.


--------------------------------------------------------------------------------

                                                                          PAGE 3
----------
* Confidential Treatment Requested

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


            (b) If any of the Assignor's Related Bodies Corporate at any time wish to make any claim arising out of or in any way connected with or incidental to the Inventions, the Patents or the Patent Applications, the Assignor will procure a waiver of equivalent scope to the waiver in paragraph (a) from the relevant Related Body Corporate for the benefit of the Assignee.

5.          GENERAL
--------------------------------------------------------------------------------

5.1         ENTIRE AGREEMENT

            This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

5.2         AMENDMENT

            No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by all parties.

5.3         FURTHER ASSURANCES

            The Assignor must promptly execute all documents, forms and authorisations and do any and all such acts and things as may be considered by the Assignee to be necessary or desirable in connection with the assignments referred to in Clauses 2 and 3 or in order to give effect to the provisions of this Deed and the transactions contemplated by it including defending the validity of any of the Patents or Patent Applications.

5.4         NO MERGER

            The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

5.5         COSTS AND STAMP DUTY

            Each party must bear its own costs arising out of the negotiation, preparation and execution of this Deed. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Agreement and any instrument executed under this Agreement must be borne by the Assignor. The Assignor must indemnify the Assignee on demand against any liability for that stamp duty or any payment made by the Assignee in respect of stamp duty.


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


5.6         GOVERNING LAW AND JURISDICTION

            This Agreement is governed by the laws of [   ]*

5.7         COUNTERPARTS

            This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

----------
* Confidential Treatment Requested


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------



SCHEDULE 1

PERSONNEL
--------------------------------------------------------------------------------


[ ]*

----------
* Confidential Treatment Requested


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------



SCHEDULE 2

PATENTS AND PATENT APPLICATIONS
--------------------------------------------------------------------------------


PROJECT NAME           JURISDICTION       PATENT/APPLICATION NO.

[ ]*


----------
* Confidential Treatment Requested


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------



SCHEDULE 3

POST 1996 INVENTIONS
--------------------------------------------------------------------------------


[ ]*


----------
* Confidential Treatment Requested


--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


EXECUTED as a Deed.


F.H. FAULDING & CO. LIMITED
--------------------------------------------------------------------------------



SIGNED SEALED AND DELIVERED for and on
behalf of F.H. FAULDING & CO. LIMITED by:


-----------------------------------------
DIRECTOR

-----------------------------------------
PRINT NAME

-----------------------------------------
DIRECTOR/SECRETARY

-----------------------------------------
PRINT NAME



--------------------------------------------------------------------------------

                                                           ARTHUR ROBINSON
DEED OF ASSIGNMENT AND CONFIRMATION                        & HEDDERWICKS
-------------------------------------------------------------------------------


SOLTEC RESEARCH PTY LTD
--------------------------------------------------------------------------------



SIGNED SEALED AND DELIVERED for and on
behalf of SOLTEC RESEARCH PTY LTD by:

--------------------------------------
DIRECTOR

--------------------------------------
PRINT NAME

--------------------------------------
DIRECTOR/SECRETARY

--------------------------------------
PRINT NAME


--------------------------------------------------------------------------------

                                   ANNEXURE D


                         INJECTABLES TRANSFER AGREEMENT

                     DATE:                            2001
                    ----------------------------------------




                            SOLTEC RESEARCH PTY LTD


                                       and


                             DBL AUSTRALIA PTY LTD


                                      and


                          F. H. FAULDING & CO. LIMITED


                                      and


                             CONNETICS CORPORATION


                    ----------------------------------------

                         INJECTABLES TRANSFER AGREEMENT

                    ----------------------------------------





                                Lander & Rogers
                                    Lawyers
                                    Level 12
                               600 Bourke Street
                               Melbourne Vic 3000
                              Tel: (03) 9672 9111
                              Fax: (03) 9670 2723
                           e-mail: law@landers.com.au
                             Our ref: MKC:67174.085

                                TABLE OF CONTENTS


1.    INTERPRETATION.......................................................................................1

      1.1   Definitions....................................................................................1
      1.1   Construction...................................................................................4

2.    AGREEMENT TO SELL AND BUY ASSETS AND ASSUME LIABILITIES..............................................5

      2.1   Sale and purchase..............................................................................5
      2.2   Assumption of liabilities......................................................................5

3.    PURCHASE PRICE.......................................................................................6

      3.1   Time of Payment................................................................................6
      3.2   Calculation of Purchase Price..................................................................6
      3.3   Values for Accounts............................................................................6

4.    COMPLETION...........................................................................................6

      4.1   Completion.....................................................................................6
      4.2   Vendor's Obligations on Completion.............................................................6
      4.3   Purchaser's Obligations on Completion..........................................................7
      4.4   Risk...........................................................................................7

5.    EMPLOYEES............................................................................................7

      5.1   Notification to Employees......................................................................7
      5.2   Offers of Employment to Employees..............................................................7
      5.3   Transfer of Employees..........................................................................7
      5.4   Adjustment to Purchase Price...................................................................8

6.    EMPLOYEE LIABILITIES.................................................................................8

7.    INTELLECTUAL PROPERTY................................................................................8

      7.1   Waiver.........................................................................................8
      7.2   Acknowledgement................................................................................8

8.    CONFIDENTIALITY......................................................................................8

      8.1   Permitted Disclosure...........................................................................8
      8.2   Exceptions.....................................................................................9

9.    RESTRAINT OF TRADE...................................................................................9

      9.1   Vendor and Connetics not to compete............................................................9
      9.2   Non-Solicitation..............................................................................10
      9.3   Non-Solicitation and Non-competition restraints independent and reasonable....................10
      9.4   Injunctive Relief.............................................................................11
      9.5   Termination of Obligations....................................................................11

10.   PURCHASER'S GUARANTEE...............................................................................11

      10.1     Guarantee..................................................................................11

      10.2     Liability Unaffected by Other Events.......................................................12
      10.3     Guarantee and Indemnity....................................................................12

11.   INDEMNITY & RELEASE.................................................................................12

      11.1     Indemnity..................................................................................12
      11.2     Release....................................................................................13
      11.3     Termination of Obligations.................................................................13

12.   GOODS & SERVICES TAX................................................................................13

      12.1     Definitions................................................................................13
      12.2     Amounts Exclusive of GST...................................................................14
      12.3     Consideration Increased by Amount of GST...................................................14
      12.4     Vendor's Covenants.........................................................................14
      12.5     Reimbursements.............................................................................15
      12.6     Adjustments................................................................................15

13.   GENERAL.............................................................................................15

      13.1     Mutual assistance..........................................................................15
      13.2     Non-assignable.............................................................................15
      13.3     Waiver.....................................................................................15
      13.4     Notice.....................................................................................16
      13.5     Costs and expenses.........................................................................17
      13.6     Severance..................................................................................17
      13.7     Counterparts...............................................................................18
      13.8     Amendment..................................................................................18
      13.9     Entire Agreement...........................................................................18

THIS AGREEMENT is dated                                                     2001

PARTIES

SOLTEC RESEARCH PTY LTD (ACN 006 363 891) of 8 Macro Court, Rowville, Victoria ("Vendor")

-and-

DBL AUSTRALIA PTY LTD (ACN 004 327 440) of 115 Sherriff Street, Underdale, South Australia ("Purchaser")

-and-

F. H. FAULDING & CO. LIMITED (ACN 007 870 984) of 115 Sherriff Street, Underdale, South Australia ("Purchaser's Guarantor")

-and-

CONNETICS CORPORATION of 3400 West Bayshore Road, Palo Alto, California, United States of America ("Connetics")

AGREEMENT

1.          INTERPRETATION
--------------------------------------------------------------------------------

1.1         DEFINITIONS

            In this Agreement, unless the subject or the context otherwise requires:

            "Affiliate" in relation to any person, means any other person (whether an individual, body corporate, trust, partnership, joint venture or other entity of any description) which, directly or indirectly, controls or is controlled by, or is under common control with a person. For the purposes of the preceding sentence, "control" means direct or indirect possession of the power to direct or cause the direction of the affairs or management of a person, whether through ownership of voting securities, by contract or otherwise, including without limitation, the power to elect at least a majority of the board of directors or other persons with substantial equivalent power to manage or direct the affairs of such person.

            "Agreement" means this agreement including all schedules and annexures.

            "Assets" means the following assets owned by the Vendor:

            a)   Intellectual Property Rights;

            b)   Plant and Equipment;

            [ ]*

            "Assumed Liabilities" means the obligations and liabilities referred to in clause 2.2.

            "Business" means research and development of [ ]*.

            "Business Day" means a day on which banks are open for general banking business in Melbourne, Victoria other than a Saturday or Sunday.

            "Completion" means payment of the Purchase Price and completion of the other steps in section 4.

            "Completion Date" means the day which is at least 5 business days before the date of completion of the Share Sale Agreement.

            "Confidential Information" means all knowledge of secret processes, know-how, techniques, discoveries, inventions, ideas, research, practices, systems, formulae, formulations, manuals, customer databases, drawings, trade secrets and special purpose computer programs, information relating to finances, marketing and contractual arrangements with customers (including, without limitation, licensees), suppliers,


----------

* Confidential Treatment Requested
            licensors or consultants and other confidential information and data subsisting in or relating to the Business which by its nature, or by the circumstances of its disclosure to the holder of information, is or could reasonably be expected to be regarded as confidential, including without limitation both written and oral information.

            "Employees" means the persons specified in schedule 3 but excluding any person who ceases to be an employee of the Vendor after the date of this Agreement but prior to the Completion Date.

            "Employee Liabilities" means all liabilities of the Vendor to the Employees, including but not limited to,:

            (a) long service leave;

            (b) annual leave;

            (c) sick leave; and

            (d) any entitlement to receive a redundancy or termination payment.

            "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement or trust or other right, equity, entitlement or other third party interest of any nature.

            "Field" means

                  [ ]*

            "Intellectual Property Rights" means the rights and interests of the Vendor listed in schedule 2.

            "Loss" means any loss (but not including any indirect or consequential loss), claim, action, suit, proceeding, award, judgment, demand, liability, obligation, damage, fine, penalty, cost, charge, expense, Tax (as defined in the Share Sale Agreement), outgoing,


----------
* Confidential Treatment Requested
            payment, diminution in value or deficiency of any kind or character which the Vendor or Connetics pays, suffers, or incurs or is liable for including, without limitation:

            (a) all interest and other amounts payable to third parties; and

            (b) all proper and reasonable legal and other expenses (on a full indemnity or a solicitor and own client basis, whichever is the greater) incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of any claim or action.

            "Plant and Equipment" means the fixtures, fittings, furniture, plant and equipment owned by the Vendor as specified in schedule 1.

            "Premises" means the premises owned by the Vendor located at 8 Macro Court, Rowville, Victoria.

            "Purchase Price" means the purchase price referred to in clause 3.

            "Share Sale Agreement" means an agreement dated on or about 20 March 2001 between Faulding Healthcare Pty Ltd as vendor and Connetics Australia Pty Ltd as purchaser and others.

            "Specified Employees" means the persons specified in schedule 3.

1.1         CONSTRUCTION

            In this Agreement, unless the subject or the context otherwise requires:

            (a) words importing the singular include the plural and vice versa;

            (b) words importing one gender include other genders;

            (c) a reference to this or any other document includes a reference to that document as amended, supplemented, novated or replaced from time to time;

            (d) a reference to a recital, clause or schedule is a reference to a recital, clause or schedule of this Agreement;

            (e) a reference to writing includes all means of reproducing words in a tangible and permanently visible form;

            (f) a reference to a person includes a natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, government or governmental subdivision or agency, association, co-operative and any other legal or commercial entity or undertaking;

            (g) the headings in this Agreement do not affect its interpretation;

            (h) the recitals and the schedules form part of this Agreement.

2.          AGREEMENT TO SELL AND BUY ASSETS AND ASSUME LIABILITIES
--------------------------------------------------------------------------------

2.1         SALE AND PURCHASE

            The Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor all the right, title and interest of the Vendor in the Assets for the Purchase Price free from any Encumbrance on the Completion Date on the terms set out in this Agreement.

2.2         ASSUMPTION OF LIABILITIES

            As from the close of business on the Completion Date, the Purchaser will assume, pay, discharge and perform the following:

            a) all obligations and liabilities of the Vendor in relation to the Intellectual Property Rights and under the agreements and other instruments comprising the Assets;

            b)   all Employee Liabilities; and

            c) all obligations and liabilities of the Vendor related to Vendor's ownership of the Assets and its conduct of the Business, whether prior to or after Completion.

3.          PURCHASE PRICE
--------------------------------------------------------------------------------

3.1         TIME OF PAYMENT

            The Purchase Price will be paid on the Completion Date.

3.2         CALCULATION OF PURCHASE PRICE

            The Purchase Price is as follows:

            [ ]*

3.3         VALUES FOR ACCOUNTS

            The Plant and Equipment will be sold and purchased at cost less tax depreciation as recorded in the books of the Vendor at 28 February 2001.

4.          COMPLETION
--------------------------------------------------------------------------------

4.1         COMPLETION

            Possession of the Assets is given and the property in the Assets passes to the Purchaser on payment of the Purchase Price on the Completion Date.

4.2         VENDOR'S OBLIGATIONS ON COMPLETION

            Subject to the Purchaser satisfying its obligations under clause 4.3, the Vendor will on Completion deliver to the Purchaser:

            (a)   the Assets; and

            (b) all documents evidencing the Intellectual Property Rights comprising the provisional patent application documents, all Confidential Information in documentary form, an authority addressed to the Vendor's patent attorneys authorising the transfer of the patent attorneys' file in respect of the provisional

----------
* Confidential Treatment Requested
                  patent application documents to the Purchaser and all documents relating to the agreements or draft agreements referred to in schedule 5 to this Agreement.

4.3         PURCHASER'S OBLIGATIONS ON COMPLETION

            Subject to the Vendor satisfying its obligations under clause 4.2, the Purchaser will on Completion pay the Purchase Price as directed in writing by the Vendor.

4.4         RISK

            Title to, and risk in, the Assets will pass to the Purchaser on Completion.

5.          EMPLOYEES
--------------------------------------------------------------------------------

5.1         NOTIFICATION TO EMPLOYEES

            The Employees must be notified of the sale of the Assets as soon as practicable. The method and means of notifying Employees of the sale of the Assets is to be mutually agreed between the Vendor and the Purchaser.

5.2         OFFERS OF EMPLOYMENT TO EMPLOYEES

            [ ]*.

5.3         TRANSFER OF EMPLOYEES

            [ ]*.

----------
* Confidential Treatment Requested

5.4         ADJUSTMENT TO PURCHASE PRICE

            The Purchase Price referred to in clause 3.2 of this Agreement will be reduced by the net value after tax of the liabilities specified in paragraphs (a), (b) and (c) of the definition of "Employee Liabilities" as at the Completion Date.

6.          EMPLOYEE LIABILITIES
--------------------------------------------------------------------------------

            The Purchaser will pay the Employees all Employee Liabilities due to them (whether arising before or after Completion) as and when they fall due.

7.          INTELLECTUAL PROPERTY
--------------------------------------------------------------------------------

7.1         WAIVER

            Subject to Completion and to the terms of this Agreement and with effect immediately upon Completion, the Vendor waives its right to and interest in the benefit of the Intellectual Property Rights.

7.2         ACKNOWLEDGEMENT

            Subject to clause 7.1 of this Agreement, the Vendor acknowledges that it will not use or rely upon any of the Intellectual Property Rights without the prior written consent of the Purchaser.

8.          CONFIDENTIALITY
--------------------------------------------------------------------------------

8.1         PERMITTED DISCLOSURE

            The Vendor covenants that it will not, and will procure that each of its Affiliates will not, after the Completion Date, without the prior written consent of the Purchaser, disclose the Confidential Information (if any) in its possession and that it will, and will procure that its Affiliates will, enforce all confidentiality undertakings from third parties in relation to the Confidential Information.

8.2         EXCEPTIONS

            The confidentiality obligations in clause 8.1 do not apply to any information which comes into the public domain or into the possession of a party other than by a breach by a party of its obligations under this Agreement.

9.          RESTRAINT OF TRADE
--------------------------------------------------------------------------------

9.1         VENDOR AND CONNETICS NOT TO COMPETE

            For the sole purpose of protecting the Purchaser in respect of the goodwill of the Business, each of the Vendor and Connetics undertakes to the Purchaser that it will not, and that it will procure that each of its Affiliates will not, within:

            [ ]*

            be directly or indirectly engaged, concerned or interested whether on its own account or as a member, shareholder, consultant, agent, beneficiary, trustee or otherwise in any enterprise, corporation, firm, trust, joint venture, or syndicate which is:

            [ ]*

            except that the foregoing does not restrict the Vendor, Connetics and any of their respective Affiliates from:

               [ ]*

----------
* Confidential Treatment Requested

9.2         NON-SOLICITATION

            The Vendor will not for a period of [ ]* from the Completion Date as a principal or for any person, induce, solicit or entice or attempt to induce, solicit or entice from the Purchaser any Employee of the Purchaser (whether or not that person would commit a breach of contract by reason of ceasing to serve or act for the Purchaser).

9.3         NON-SOLICITATION AND NON-COMPETITION RESTRAINTS INDEPENDENT AND
            REASONABLE

            Each of the Vendor and Connetics acknowledges that each of the prohibitions and restrictions contained in the provisions of clause
            9.1 and 9.2:

            (a) must be read and construed and will have effect as a separate, severable and independent prohibition or restriction and will be enforceable accordingly;

            (b) is reasonable as to period, territorial limitation and subject matter; and

            (c) confers a benefit on the Purchaser which is no more than that which is reasonably and necessarily required by the Purchaser for the maintenance and protection of the goodwill of the Business.

----------
* Confidential Treatment Requested

            It is the intention of the parties that all combinations of such prohibitions and restrictions will apply and be enforceable and that only those which a court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

9.4         INJUNCTIVE RELIEF

            The parties acknowledges that monetary damages alone may not be adequate compensation for a breach of this Agreement, including, without limitation, a breach of clauses 7, 8 or 9 by another party and each party not in default hereunder is entitled to seek specific performance or injunctive relief from a court of competent jurisdiction as a remedy for any breach or threatened breach of this Agreement, in addition to any other remedies available at law or in equity under or independently of this Agreement.

9.5         TERMINATION OF OBLIGATIONS

            The obligations of the Vendor and Connetics pursuant to clauses 9.1 and 9.2 of this Agreement cease immediately if the Share Sale Agreement terminates or is terminated for any reason.

10.         PURCHASER'S GUARANTEE
--------------------------------------------------------------------------------

10.1        GUARANTEE

            (a) In consideration of the Vendor entering into this Agreement, the Purchaser's Guarantor guarantees (unconditionally and irrevocably) to the Vendor the performance of the Purchaser's obligations under this Agreement.

            (b) If the Purchaser fails to perform its obligations under this Agreement when they are due, the Purchaser's Guarantor must immediately on demand from the Vendor cause the Purchaser to duly and punctually perform its obligations under this Agreement or perform those obligations itself.

            (c) The Purchaser's Guarantor indemnifies the Vendor against any claim, action, damage, loss, liability, cost, expense or payment suffered, paid or incurred by the Vendor in relation to:

                    (i) any failure or delay by the Purchaser in the performance of any of its obligations under this Agreement; or

                    (ii) any failure by the Purchaser's Guarantor to cause the
                         Purchaser to perform its obligations under this Agreement.

10.2        LIABILITY UNAFFECTED BY OTHER EVENTS

            The liability of the Purchaser's Guarantor under clause 10.1 is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Purchaser's Guarantor from any of its obligations including (without limitation) the grant to the Purchaser or any other person of any time, waiver or other indulgence, or the discharge or release of the Purchaser or any other person from any obligation.

10.3        GUARANTEE AND INDEMNITY

            This clause:

            (a) extends to cover this Agreement as amended, varied or replaced, with the consent of the Purchaser's Guarantor; and

            (b) is a continuing guarantee and indemnity and remains in full force and effect for so long as the Purchaser has any liability or obligation to the Vendor under this Agreement and until all of those liabilities or obligations have been fully discharged.

11.         INDEMNITY & RELEASE
--------------------------------------------------------------------------------

11.1        INDEMNITY

            The Purchaser and the Purchaser's Guarantor unconditionally agree with the Vendor and Connetics to indemnify and keep indemnified, defend and hold harmless the Vendor and Connetics from and against:

            (a) any and all Losses incurred or suffered by or brought or made against either the Vendor or Connetics to the extent that such losses are caused by, arise out of or relate to the transfer of the Assets pursuant to the terms of this Agreement, the conduct of the Business prior to Completion or any termination by the Vendor of the employment of any of the Specified Employees. For the purposes of this clause any diminution in the revenue or assets (tangible or intangible) of the Vendor or diminution of any future profitability of the Vendor arising (whether directly or indirectly) out of the transfer of the Assets pursuant to the terms of this Agreement does not constitute Losses; and

            (b)  all Assumed Liabilities.

11.2        RELEASE

            The Purchaser and the Purchaser's Guarantor unconditionally release the Vendor and Connetics from any claims arising out of the conduct of the Business prior to Completion.

11.3        TERMINATION OF OBLIGATIONS

            The obligations of the Purchaser and the Purchaser's Guarantor to indemnify Connetics pursuant to clause 11.1 cease immediately if the Share Sale Agreement terminates or is terminated for any reason.

12.         GOODS & SERVICES TAX
--------------------------------------------------------------------------------

12.1        DEFINITIONS

            For the purposes of this clause:

               "Act" means A New Tax System (Goods and Services Tax) Act 1999 (as amended) and A New Tax System (Goods and Services Tax Transition) Act 1999 (as amended) and any related tax impositions Act;

               "GST" means any tax imposed by or through the Act on a taxable supply (without regard to any input tax credit);

               "Regulations" means Regulations made under the Act;

               "Taxable supply" means a taxable supply under the Act; and

               except where the contrary intention appears, expressions used in this GST clause have the meanings given to them in the Act.

12.2        AMOUNTS EXCLUSIVE OF GST

            Subject to clause 12.3, unless expressly indicated otherwise all amounts referred to in this Agreement are exclusive of GST.

12.3        CONSIDERATION INCREASED BY AMOUNT OF GST

            If GST is imposed on a taxable supply under this Agreement then the consideration payable for that taxable supply is increased by an amount equal to the GST imposed on that taxable supply.

12.4        VENDOR'S COVENANTS

            The Vendor covenants that:

            (a) the annexure attached to this Agreement as annexure A will, at the time of its completion and annexure to this Agreement, be a tax invoice for the purposes of the Act and Regulations;

            (b) it will provide a tax invoice in the form of annexure A upon execution of this Agreement;

            (c) it is, at the date of execution of this Agreement, registered under the Act;

            (d) in making taxable supplies under this Agreement, it is making those taxable supplies in the course or furtherance of its carrying on an enterprise; and

            (e) it will maintain its registration under the Act or maintain an annual turnover to meet the registration turnover threshold specified in the Act until a date which is 6 months after Completion pursuant to the terms of this Agreement.

12.5        REIMBURSEMENTS

            Subject to clause 12.3, if this Agreement requires the Vendor to reimburse, indemnify or otherwise pay the Purchaser for any expense, loss or outgoing ("reimbursable expense"), the amount required to be paid by the Vendor will be the amount of the reimbursable expense inclusive of any GST paid when that expense, loss or outgoing was incurred less the amount of input tax credits (if any) to which the Purchaser is entitled in respect of the reimbursable expense.

12.6        ADJUSTMENTS

            The Vendor agrees to provide the Purchaser with an adjustment note for any adjustment that arises from an adjustment event relating to a taxable supply that it makes to the Purchaser within 7 days of becoming aware of that adjustment.

13.         GENERAL
--------------------------------------------------------------------------------

13.1        MUTUAL ASSISTANCE

            Each party agrees to do all things as may be reasonably necessary or desirable to give full effect to every part of this Agreement if asked in writing by the other party to do so.

13.2        NON-ASSIGNABLE

            Neither the rights nor the obligations of either party under this Agreement may be assigned, transferred, subcontracted or otherwise disposed of, in whole or in part, without the prior written consent of the other party.

13.3        WAIVER

            No waiver by a party of any default in the strict and literal performance of or compliance with any provision, condition or requirement of this Agreement is to be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement in this Agreement nor to be a waiver of or in any manner release a party from strict and literal performance of and compliance with any provision, condition or requirement in the future nor will any delay or omission of any party to exercise any right under this Agreement in any manner impair the exercise of any such right accruing to such party.

13.4        NOTICE

            Any notice, demand or other communication ("Notice") to be given or required to be made pursuant to this Agreement is to be in writing and is to be given by post, facsimile or hand to a party at the party's address following:

                Soltec Research Pty Ltd
                Address:      8 Macro Court
                              ROWVILLE   VIC  3178
                Facsimile:    (613) 9763 0354

                with copies to:
                Connetics Corporation
                Address:      3400 West Bayshore Road,
                              Palo Alto, California, USA
                Facsimile:    (650) 843 2899
                Attention:    General Counsel

                Connetics Corporation
                Address:    3400 West Bayshore Road,
                            Palo Alto, California, USA
                Facsimile:  (650) 843 2899
                Attention:  General Counsel


                DBL Australia Pty Ltd or F.H. Faulding & Co. Limited
                Address:    115 Sherriff Street
                            UNDERDALE   SA   5032
                            Facsimile:  (618) 8281 6878
                Attention:  Company Secretary

            or at such other address or facsimile number as is notified by one party to the other party.

            A Notice is deemed to be given or served:

            (a) where sent by prepaid post on the second Business Day following the day on which it was posted;

            (b) where transmitted by facsimile during normal business hours on a Business Day on that day, or in any other case of transmission by facsimile on the Business Day following the day of transmission;

            (c) where delivered by hand during normal business hours on a Business Day on that day, or in any other case of hand delivery on the Business Day following the day of delivery.

13.5        COSTS AND EXPENSES

            [ ]*

13.6        SEVERANCE

            If any provision of this Agreement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not be affected and such invalid, illegal or unenforceable provision is to be severed from this Agreement.



----------
* Confidential Treatment Requested

13.7        COUNTERPARTS

            This Agreement may be executed in more than one counterpart, each of which when executed by all the parties and delivered is deemed to be an original.

13.8        AMENDMENT

            No part of this Agreement may be amended or modified unless reduced to writing making specific reference to this Agreement and signed by the parties or their authorised representatives.

13.9        ENTIRE AGREEMENT

            This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supercedes all prior agreements, understandings and representations.

EXECUTION



EXECUTED by SOLTEC RESEARCH
PTY LTD (ACN 006 363 891) by being signed by:


-----------------------------------------     ----------------------------------
Signature of director/secretary               Signature of director


-----------------------------------------     ----------------------------------
Name of director/secretary (please print)     Name of director (please print)


EXECUTED by DBL AUSTRALIA PTY LTD
(ACN 004 327 440) by being signed by:


-----------------------------------------     ----------------------------------
Signature of director/secretary               Signature of director


-----------------------------------------     ----------------------------------
Name of director/secretary (please print)     Name of director (please print)



THE COMMON SEAL of F. H.                )
FAULDING & CO. LIMITED                  )
(ACN 007 870 984) was hereby            )
affixed in the presence of:             )


-----------------------------------------     ----------------------------------
Signature of director/secretary               Signature of director


-----------------------------------------     ----------------------------------
Name of director/secretary (please print)     Name of director (please print)

EXECUTED by CONNETICS CORPORATION
by being signed by:


-----------------------------------------   ------------------------------------
Signature of Chief Executive Officer        Signature of Chief Financial Officer


-----------------------------------------   ------------------------------------
Name of Chief Executive Officer             Name of Chief Financial Officer
(please print)                              (please print)

                                   SCHEDULE 1


                               PLANT AND EQUIPMENT
                                  (CLAUSE 2.1)

[ ]*



----------
* Confidential Treatment Requested

                                   SCHEDULE 2


                          INTELLECTUAL PROPERTY RIGHTS
                                   (CLAUSE 7)


BUSINESS NAMES

Nil

REGISTERED TRADE MARKS

Nil

UNREGISTERED TRADE MARKS

[ ]*

PATENTS AND PATENT APPLICATIONS

[ ]*

INTELLECTUAL PROPERTY LICENSES

Nil

CONFIDENTIAL INFORMATION RELATING TO THE BUSINESS.



----------
* Confidential Treatment Requested

                                   SCHEDULE 3


                                    EMPLOYEES
                                  (CLAUSE 5.1)



                       [ ]*


----------
* Confidential Treatment Requested

                                   SCHEDULE 4


                              EMPLOYEE LIABILITIES
                                  (CLAUSE 5.4)


                                            ACCRUED    ACCRUED     LONG
                                            ANNUAL      SICK      SERVICE
                              SALARY        LEAVE       LEAVE      LEAVE
     NAME     POSITION        PACKAGE       (DAYS)     (DAYS)     (DAYS)
     ----     --------        -------       -------    -------    -------

[ ]*


----------
* Confidential Treatment Requested

                                   SCHEDULE 5

                         AGREEMENTS AND DRAFT AGREEMENTS
                                  (CLAUSE 4.2)


[ ]*


----------
* Confidential Treatment Requested

                                   ANNEXURE A


--------------------------------------------------------------------------------
                                   TAX INVOICE
--------------------------------------------------------------------------------




Vendor [Name]

Vendor's ABN [insert]

Date of Issue [insert]

To:         Purchaser [Name]

            Purchaser's ABN [insert]

            Purchaser's address [insert]



Quantity       Description of Supply      Price    Total
--------       ---------------------      -----    -----
                                          $(a)     $(a)

            GST payable                   $(b)     $(b)

TOTAL AMOUNT PAYABLE                               $(a)+(b)

                                   ANNEXURE E


                           REAL PROPERTY LICENCE DEED

                    DATE:                              2001
                   -----------------------------------------




                             SOLTEC RESEARCH PTY LTD



                                     - and -



                              DBL AUSTRALIA PTY LTD


                                     - and -



                           F.H. FAULDING & CO. LIMITED


                     ---------------------------------------

                           REAL PROPERTY LICENCE DEED

                     ---------------------------------------


                  8 Macro Court, Rowville, Melbourne, Victoria




                                 Lander & Rogers
                                     Lawyers
                                    Level 12
                                600 Bourke Street
                               Melbourne Vic 3000
                               Tel: (03) 9672 9111
                               Fax: (03) 9670 2723
                        e-mail: pwillcocks@landers.com.au
                             Our ref: MKC:67174.086

THIS LICENCE is made              day of                        2001



BETWEEN


The party named and described in schedule item 1  ("LICENSOR")

-and-

The party named and described in schedule item 2  ("LICENSEE")

-and-

The party named and described in schedule item 8 ("LICENSEE'S GUARANTOR")

RECITALS

A.   The Licensor is the registered proprietor of the property described in schedule item 3 ("PROPERTY").

B. Pursuant to a Sale of Assets Agreement dated on or about the date of this Licence among the Licensor, the Licensee and the Licensee's Guarantor, the Licensor has sold to the Licensee the assets specified therein relating to an injectables business, which are located on the Property.

C. In order to enable the Licensee to continue to conduct the injectables business on a portion of the Property for a limited period of time, the parties have agreed that the Licensee will be entitled to have access to, and use, the Specified Property as licensee of the Licensor from the commencement date specified in schedule item 5 ("COMMENCEMENT DATE") until the termination date specified in schedule item 6 ("TERMINATION DATE") on the terms and conditions contained in this Licence.

THE PARTIES AGREE as follows.

1.          DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1         DEFINITIONS

            In this Licence, unless the contrary intention appears:

            "Communication Device" means telephone, facsimile, internet and computer devices.

            "Confidential Information" means all knowledge of secret processes, know-how, techniques, discoveries, inventions, ideas, research, practices, systems, formulae, formulations, manuals, customer databases, drawings, designs, plans, business processes, specifications, trade secrets and special purpose computer programs, information relating to finances, marketing and contractual arrangements with customers (including, without limitation, licensees), licensors, suppliers or consultants and other confidential information and data which by its nature, or by the circumstances of its disclosure to the holder of information, is or could reasonably be expected to be regarded as confidential including, without limitation, both written and oral information.

            "Licensee" means the Licensee and its agents, contractors, employees and invitees;

            "Loss" means any loss (but not including any indirect or consequential loss), claim, action, suit, proceeding, award, judgment, demand, liability, obligation, damage, fine, penalty, cost, charge, expense, tax, outgoing, payment, diminution in value or deficiency of any kind or character which the Licensor or the Licensee pays, suffers, or incurs or is liable for including, without limitation:

            (a)   all interest and other amounts payable to third parties; and

            (b) all proper and reasonable legal and other expenses (on a full indemnity or a solicitor and own client basis, whichever is the greater) incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of any claim or action.

            "Officer" means, in relation to a corporation, an officer within the meaning of section 9 of the Corporations Law.

            "Related Body Corporate" has the meaning ascribed by the Corporations Law.

            "Specified Property" means the property described in schedule item
            4.

1.2         INTERPRETATION

            In this Licence, unless the contrary intention appears:

            (a)   words importing persons include corporations and vice versa;

            (b) words importing the singular number or plural number include the plural number or singular number respectively;

            (c) words importing any gender include all other genders as the case may be;

            (d) a reference to statutes, ordinances or regulations includes any statutes, ordinances or regulations amending, consolidating or replacing the same and all subordinate or other legislation from time to time relating to them or in connection with them;

            (e) any covenant, term, condition or provision of this agreement to be performed or warranty, guarantee or indemnity given by two or more persons binds those persons jointly and each of them severally;

            (f) the headings contained in this agreement are inserted only as a matter of convenience and do not affect the interpretation of this agreement; and

            (g) a reference to a person (including the Licensee) includes a reference to the person's successors and permitted assigns.

2.          LICENCE
--------------------------------------------------------------------------------

            Subject to the provisions of this Licence, the Licensor grants to the Licensee and the Licensee accepts the right and privilege to use and occupy the Specified Property for the period commencing on the Commencement Date and ending on the Termination Date.

3.          LICENCE CONDITIONS
--------------------------------------------------------------------------------

            This Licence is granted on and subject to the following terms and conditions:

            (a) the rights conferred on the Licensee by this Licence rest in contract only and do not create in or confer on the Licensee any tenancy or any estate or interest whatever in or over the Specified Property, and the rights of the Licensee are those of a licensee only and do not comprise or include any further or other rights;

            (b) this Licence does not confer on the Licensee any right of exclusive occupation of the Specified Property, and the Licensor may at any time and from time to time exercise all its rights including, but without limitation, its right to possess and enjoy the whole or any part of the Specified Property save only insofar as the exercise of those rights prevents the operation of this Licence;

            (c) the Licensee does not by entering into occupation of the Specified Property pursuant to this Licence have, nor is it deemed to have, possession of the Specified Property;

            (d) this Licence is personal to the Licensee and the rights granted are not transferable or assignable by the Licensee to any person or in any way whatever; and

            (e) no employees, agents or representatives of the Licensee may have access to the Specified Property unless and until such persons execute a confidentiality undertaking in favor of, and in a form reasonably acceptable to, the Licensor in relation to the confidential information of the Licensor and its Related Bodies Corporate.

4.          PERMITTED USE
--------------------------------------------------------------------------------

            The Specified Property may be used by the Licensee solely for the purpose specified in schedule item 7 and for no other purpose.

5.          LICENSEE'S OBLIGATIONS
--------------------------------------------------------------------------------

            The Licensee must:

            (a) not bring onto the Specified Property at any time any inflammable, volatile or explosive oil or dangerous substance other than those required for the use specified in schedule item 7;

            (b) not cause any nuisance, damage, obstruction, annoyance, inconvenience or interference to the Licensor or occupiers of any adjoining property;

            (c) keep the Specified Property free from contamination and fire hazards;

            (d) comply with any reasonable requirements that the Licensor may have with respect to the Specified Property including, without limitation, its use and/or occupation;

            (e) repair all damage to the Specified Property caused or contributed to by the Licensee excluding fair wear and tear;

            (f) not carry out any works to the Specified Property without the Licensor's prior written approval, which approval may be withheld by the Licensor in its discretion; and

            (g) comply, on time, with all requirements and orders of all laws concerning the use and occupation of the Specified Property and the Licensee's own property.

6.          INDEMNITY
--------------------------------------------------------------------------------

6.1         INDEMNITY

            The Licensee will indemnify and keep indemnified, defend and hold harmless the Licensor from and against all Losses incurred or suffered directly or indirectly by the Licensor, including to its employees and agents and to the Property, concerning or arising out of the Licensee's use of the Specified Property, the Licensee's property, access to the Property and this Licence and the Licensee's breach of this Licence.

6.2         GUARANTEE

            (a) In consideration of the Licensor entering into this Licence, the Licensee's Guarantor guarantees (unconditionally and irrevocably) to the Licensor the performance of the Licensee's obligations under this Licence.

            (b) If the Licensee fails to perform its obligations under this Licence when they are due, the Licensee's Guarantor must immediately on demand from the Licensor cause the Licensee to duly and punctually perform its obligations under this Licence or perform those obligations itself.

            (c) The Licensee's Guarantor indemnifies the Licensor against any Loss suffered, paid or incurred by the Licensor in relation to:

                  (i) any failure or delay by the Licensee in the performance of any of its obligations under this Licence; or

                  (ii) any failure by the Licensee's Guarantor to cause the Licensee to perform its obligations under this Licence.

6.3         LIABILITY UNAFFECTED BY OTHER EVENTS

            The liability of the Licensee's Guarantor under clause 6.2 is not affected by any act omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Licensee's Guarantor from any of its obligations including (without limitation) the grant to the Licensee or any other person of any time, waiver or other indulgence, or the discharge or release of the Licensee or any other person from any obligation.

6.4         GUARANTEE AND INDEMNITY

            This clause:

            (a) extends to cover this Licence as amended, varied or replaced, with the consent of the Licensee's Guarantor; and

            (b) is a continuing guarantee and indemnity and remains in full force and effect for so long as the Licensee has any liability or obligation to the Licensor under this Licence and until all of those liabilities or obligations have been fully discharged.

6.5         LICENSOR'S INDEMNITY

            The Licensor will indemnify and keep indemnified, defend and hold harmless the Licensee from and against all Losses incurred or suffered directly or indirectly by the Licensee, including to its employees and agents and to the Licensee's property, which arises as a result from the Licensor's wilful act or omission or gross negligence.

7.          INSURANCE
--------------------------------------------------------------------------------

7.1         OBLIGATION TO INSURE

            The Licensee must effect and keep current during the term of this Licence a public risk policy for an amount in respect of any single accident or event acceptable to the Licensor (acting reasonably) and which the Licensor may from time to time nominate, under which policy the Licensor is indemnified against actions, suits, claims and demands of any kind arising from any act, omission, neglect, breach or default of or by the Licensee.

7.2         NOT TO VITIATE

            The Licensee must not at any time during the term of this Licence do, permit or suffer to be done any act, matter or thing whereby any insurances in respect of the Property may be vitiated or rendered void or voidable or whereby the rate of premium on any such insurance is liable to be increased.

7.3         APPROVAL OF POLICY

            The policy of insurance effected or required to be effected by the Licensee under this Licence must be taken out with an insurance office or company and pursuant to policies the terms of which have been approved by the Licensor (acting reasonably).

7.4         CERTIFICATE OF CURRENCY

            On the Commencement Date, the Licensee must produce to the Licensor a copy of each policy of insurance effected by the Licensee under this Licence and a certificate of currency in respect of each policy.

7.5         LICENSEE'S PROPERTY

            The Licensee is responsible for insuring the Licensee's property on the Property.

8.          TERMINATION
--------------------------------------------------------------------------------

            This Licence may be terminated upon written notice from the Licensor to the Licensee if:

            (a) the Licensee breaches any of the terms or conditions of this Licence and that breach continues for a period of 21 days after service on the Licensee of a written notice requiring it to remedy the breach;

            (b)   the Licensee being a corporation:

                  (i) an official manager, receiver, receiver and manager, administrator, liquidator, provisional liquidator or agent for a mortgagee is appointed to the Licensee or to any or all of its assets or undertaking;

                  (ii) enters into or resolves to enter into a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

                  (iii) resolves to wind itself up, or otherwise dissolve
                        itself, or gives notice of intention to do so, except to reconstruct or amalgamate in such a way that will not materially affect the Licensor, or if otherwise wound up or dissolved;

                  (iv) is, or makes a statement from which it may be reasonably deduced by the Licensor that the Licensee is, the subject of an event described in section 585 of the Corporations Law;

                  (v)   a court has ordered the winding up of the Licensee under
                        section 461 of the Corporations Law;

            (c) execution is levied against the Licensee and is not satisfied within seven (7) days.

9.          MAKE GOOD
--------------------------------------------------------------------------------

9.1         VACATE PROPERTY

            In the event of the termination of this Licence, the Licensee must promptly vacate and leave the Specified Property and any improvements on the Specified Property (but excluding, for the avoidance of doubt, any chattels of the Licensee and any assets described in schedule 1 of the agreement referred to in Recital B of this Licence) whether or not made or erected by the Licensee.

9.2         BREACH BY LICENSEE OR PURCHASER

            In the event of the termination of this Licence as a result of a breach of this Licence by the Licensee, if requested in writing by the Licensor the Licensee must within 30 days of the date of receiving the Licensor's notice, remove everything brought onto the Specified Property by the Licensee including, without limitation, any improvements made by the Licensee to the Specified Property, and reinstate the Specified Property to its condition as at the Commencement Date excluding fair wear and tear. If any damage whatever is caused to the Specified Property during the period of occupation and use by the Licensee and is not rectified and made good by the Licensee within that 30 day period, then all costs and expenses incurred by the Licensor in repairing such damage and/or reinstating the Specified Property to the same order, state and condition as at the Commencement Date must be borne by the Licensee, who is liable in damages to the Licensor accordingly, and the Licensor is entitled to recover the same from the Licensee immediately and/or to deduct the same from any moneys paid to or held by the Licensor, which may otherwise for any reason be refundable to the Licensee by the Licensor.

9.3         IMPROVEMENTS BECOME PROPERTY OF LICENSOR

            If the Licensor does not give notice pursuant to clause 9.2 (if applicable), or if clause 9.2 does not apply, then every improvement of the Licensee on the Specified Property made by the Licensee (but excluding, for the avoidance of doubt, any chattels of the Licensee and any assets described in schedule 1 of the agreement referred to in Recital B of this Licence) immediately becomes the property of the Licensor, and the Licensee is not entitled to claim from the Licensor any monies expended on the Specified Property or in respect to any improvements made by the Licensee.

10.         ACKNOWLEDGEMENT
--------------------------------------------------------------------------------

            The Licensee acknowledges and agrees that the Specified Property is in a good and substantial state of repair and condition and the Licensee will not on or after the Commencement Date make any objection, claim any compensation or require the

            Licensor to carry out any works or repairs to or in respect of any existing or future defect in or want of repair to the Specified Property.

11.         GST
--------------------------------------------------------------------------------

11.1        DEFINITIONS

            For the purposes of this clause:

               "Act" means A New Tax System (Goods and Services Tax) Act 1999 (as amended) and A New Tax System (Goods and Services Tax Transition) Act 1999 (as amended) and any related tax impositions Act;

               "GST" means any tax imposed by or through the Act on a taxable supply (without regard to any input tax credit);

               "Regulations" means Regulations made under the Act;

               "Taxable supply" means a taxable supply under the Act and includes a taxable supply of premises;

               "Taxable supply of premises" means the licence of the Specified Property under this Licence together with the supply by the Licensor of services, goods and other things to the Licensee; and

               except where the contrary intention appears, expressions used in this GST clause have the meanings given to them in the Act.

11.2        AMOUNTS EXCLUSIVE OF GST

            Subject to clause 11.3, unless expressly indicated otherwise all amounts referred to in this Licence are exclusive of GST.

11.3        CONSIDERATION INCREASED BY AMOUNT OF GST

            If GST is imposed on a taxable supply under this Licence then the consideration payable for that taxable supply is increased by an amount equal to the GST imposed on that taxable supply.

11.4        LICENSOR'S COVENANTS

            The Licensor covenants that:

            (a) the annexure attached to this Licence as annexure B will, at the time of its completion and annexure to this Licence, be a tax invoice for the purposes of the Act and Regulations;

            (b) it will provide a tax invoice in the form of annexure B upon execution of this Licence;

            (c) in the event that either annexure B is determined to not comply with the requirements under the Act and Regulations for a tax invoice or that a tax invoice in the form of annexure B is not provided to the Licensee upon the execution of this Licence, it will provide a monthly tax invoice in relation to the taxable supply of the Specified Property deemed to occur monthly by virtue of the operation of Division 156 of the Act on each date that it is due to receive a monthly payment of the licence fee;

            (d) it is, at the date of execution of this Licence, registered under the Act;

            (e) in making taxable supplies under this Licence, it is making those taxable supplies in the course or furtherance of its carrying on an enterprise;

            (f) it will maintain its registration under the Act or maintain an annual turnover to meet the registration turnover threshold specified in the Act until a date which is 6 months after the date on which the term of the Licence expires.

11.5        REIMBURSEMENTS

            Subject to clause 11.3, if this Licence requires the Licensee to reimburse, indemnify or otherwise pay the Licensor for any expense, loss or outgoing ("reimbursable expense"), the amount required to be paid by the Licensee will be the amount of the reimbursable expense inclusive of any GST paid when that expense, loss or outgoing was incurred less the amount of input tax credits (if any) to which the Licensor is entitled in respect of the reimbursable expense.

11.6        ADJUSTMENTS

            The Licensor agrees to provide the Licensee with an adjustment note for any adjustment that arises from an adjustment event relating to a taxable supply that it makes to the Licensee within 7 days of becoming aware of that adjustment.

12.         CONFIDENTIALITY
--------------------------------------------------------------------------------

12.1        CONFIDENTIALITY

            (a) The Licensor and the Licensee acknowledge to each other that in the course of the Licensee accessing and using the Specified Property, each of the Licensor and the Licensee may acquire Confidential Information from the other.

            (b) The Licensor and the Licensee acknowledge to each other that Confidential Information of the Licensor and the Licensee comprises information which is valuable and may cause serious damage and loss (including to third parties) if it is improperly used or disclosed.

12.2        LICENSOR'S CONFIDENTIAL INFORMATION

            The Licensee covenants that it will hold all Confidential Information of the Licensor in confidence and not directly or indirectly, use, copy, reproduce or disclose to any person or entity, the Confidential Information of the Licensor or permit or cause those acts to be done by another with respect to the Confidential Information of the Licensor.

12.3        LICENSEE'S CONFIDENTIAL INFORMATION

            The Licensor covenants that it will hold all Confidential Information of the Licensee in confidence and not directly or indirectly use, copy, reproduce or disclose to any person or entity, the Confidential Information of the Licensee or permit or cause those acts to be done by another with respect to the Confidential Information of the Licensee.

12.4        ADDITIONAL OBLIGATIONS

            (a) The Licensor is liable to the Licensee for any misuse of the Licensee's Confidential Information by the employees, agents or contractors of the Licensor.

            (b) The Licensor and the Licensee acknowledge to each other that, notwithstanding anything else in this clause 12, the use, disclosure, retention or failure to hold in confidence, by a party (the Recipient) of any Confidential Information of the other party (the Disclosing Party), will not constitute a breach of any obligations of confidentiality arising under this Licence if the Recipient can show:

                  (i) that at the time of that use, disclosure or failure, the Confidential Information was already in the public domain (otherwise than by disclosure in breach of any obligations of confidence owed by the Recipient or any of its employees, agents or contractors);

                  (ii) that at the time of that use, disclosure or failure, the Confidential Information had already been received by the Recipient from a third party (other than an employee, agent or contractor of the Recipient) who had the right to so provide that information, and such use, disclosure or failure constituted a use or disclosure which had been authorised by that third party when providing that information to the recipient and remained so authorised; or

                  (iii) that such use, disclosure or failure was with the
                        written consent of the Disclosing Party.

                  (iv) that the information was developed by the Recipient (other than pursuant to this Licence and other than to the extent it has been sold to the Disclosing Party pursuant to the sale of assets agreement referred to in recital B of this Licence) independent of any information or material to which the Recipient, its employees, agents or sub-contractors had access pursuant to this Licence.

            (c) The Recipient must, immediately on demand by the Disclosing Party and at the Recipient's expense:

                  (i) return to the Disclosing Party all Material obtained directly or indirectly from the Disclosing Party by the Recipient; and

                  (ii) provide to the Disclosing Party all Material made, developed or acquired by or for the Recipient.

                             For the purposes of this clause 12.4(c), "Material" means, in relation to the Recipient, any material containing or relating in any way to any Confidential Information of the Disclosing Party and includes all documents, notes, memoranda, reports, models and computer media.

            (d)   The Recipient must:

                  (i) notify the Disclosing Party immediately of any suspected or actual breach of this Deed; and

                  (ii) promptly provide such assistance as the Disclosing Party may reasonably require in relation to the Disclosing Party conducting any legal proceedings or making any claim against any person alleging breach of confidence, including without limitation, using their best endeavours to take those steps which would prevent any further breach of confidence.

12.5        DISCLOSURE TO OFFICERS

            A party may disclose anything in respect of this Licence to the officers, employees and professional advisers of that party and its Related Bodies Corporate.

12.6        CONTINUITY OF CONFIDENTIALITY OBLIGATIONS

            The confidentiality obligations in clauses 12.1, 12.2, 12.3, 12.4(a), 12.4(c) and 12.4(d) apply without limitation in time and continue after termination or expiry of this Licence.

13.         NOTICES
--------------------------------------------------------------------------------

13.1        SERVICE OF NOTICES

            A notice, approval, certificate, consent or other communication in connection with this Licence must be:

            (a)   in writing; and

            (b) left at the address of the addressee, or sent by prepaid ordinary post to the addressee's address or sent by facsimile to the addressee's facsimile number specified in the schedule or, if the addressee notifies another address or facsimile number in writing, to that address or facsimile number.

13.2        TIME OF SERVICE

            Unless a later time is specified in it a communication takes effect from the time it is received.

EXECUTED as a DEED



EXECUTED by SOLTEC RESEARCH PTY LTD
(ACN 006 363 891) by being signed by:


------------------------------------------     ---------------------------------
Signature of director/secretary                Signature of director


------------------------------------------     ---------------------------------
Name of director/secretary (please print)      Name of director (please print)




EXECUTED by DBL AUSTRALIA PTY LTD
(ACN 004 327 440) by being signed by:


------------------------------------------     ---------------------------------
Signature of director/secretary                Signature of director


------------------------------------------     ---------------------------------
Name of director/secretary (please print)      Name of director (please print)




THE COMMON SEAL of F. H.                 )
FAULDING & CO. LIMITED                   )
(ACN 007 870 984) was hereby             )
affixed in the presence of:              )



------------------------------------------     ---------------------------------
Signature of director/secretary                Signature of director


------------------------------------------     ---------------------------------
Name of director/secretary (please print)      Name of director (please print)

                                    SCHEDULE

ITEM

1. LICENSOR:                          SOLTEC RESEARCH PTY LTD
                                      ACN 006 363 891
                                      8 Macro Court
                                      Rowville   Victoria
                                      Facsimile: 03 9763 0354


2. LICENSEE:                          DBL AUSTRALIA PTY LTD
                                      ACN 004 327 440
                                      115 Sherriff Street
                                      UNDERDALE   SA   5032
                                      Facsimile: 08 8281 6878


3. PROPERTY:                          The land, improvements, fixtures and
                                      inclusions situated at 8 Macro Court,
                                      Rowville, Victoria


4. SPECIFIED PROPERTY:                The parts of the Property shaded and
                                      marked with a percentage figure and marked on annexure A to this Licence. The percentages marked on annexure A refer to the percentage of floor and work space which the Licensee is entitled to use and occupy in accordance with the terms of this Licence.

                                      Areas of common access, including
                                      amenities, kitchen, on-site parking, staff room, first aid room and Communication Devices.

                                      The right to access unlicensed areas of
                                      the Property for the purpose of gaining
                                      access to the Specified Property.

5. COMMENCEMENT DATE:                 The day which is the date of completion of
                                      a sale of assets agreement dated on or
                                      about the date of this Licence between
                                      Soltec Research Pty Ltd as vendor to DBL
                                      Australia Pty Ltd as purchaser and others.

6. TERMINATION DATE:                  The date being six months after the date
                                      of completion of the share sale agreement dated on or about 19 March 2001 between Faulding Healthcare Pty Ltd as vendor and
                                      Connetics Australia Pty Ltd as purchaser and others.

7.  USE OF SPECIFIED PROPERTY:        To carry on an [ ]*.



8. LICENSEE'S GUARANTOR:              F.H. FAULDING & CO LIMITED
                                      ACN 007 870 984
                                      115 Sheriff Street
                                      Underdale South Australia 5032
                                      Facsimile: (08) 8281 6878

----------
* Confidential Treatment Requested

                                   ANNEXURE A

                                PLAN OF PREMISES

[ ]*

----------
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
                                       4


                                   ANNEXURE B


--------------------------------------------------------------------------------
                                   TAX INVOICE
--------------------------------------------------------------------------------



Licensor [Name]

Licensor's ABN [insert]

Date of Issue [insert]

To:         Licensee [Name]

            Licensee's ABN [insert]

            Licensee's address [insert]




Quantity                 Description of Supply                 Price       Total
--------                 ---------------------                 -----       -----
1        License of premises at [address of premises] for
         a period of [insert period] at a monthly fee of
         [insert amount] inclusive of amounts owing under      $(a)        $(a)
         the licence in respect of services, goods and
         other things supplied by the licensor to the
         licensee

            GST payable                                        $(b)        $(b)

TOTAL AMOUNT PAYABLE                                                       $(a)+(b)



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* Confidential Treatment Requested

                                   ANNEXURE F

PART 1: DUE DILIGENCE STATUS SUMMARY INDEX

               DOCUMENT                   PROVIDED TO
               --------                   -----------
[ ]*

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


PART 2: AGREEMENTS PROVIDED

  REF.      DATE         PARTY              AGREEMENT
[ ]*


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
                                       2


PART 3: COMPANY REGISTER DOCUMENTS PROVIDED

[ ]*



----------
* Confidential Treatment Requested

PART 4: INFORMATION PROVIDED BY E-MAIL

  SENT          SENDER          RECIPIENT             SUBJECT
[ ]*


PART 5: INFORMATION PROVIDED BY FACSIMILE/COURIER

  SENT          SENDER          RECIPIENT             SUBJECT
[ ]*


----------
* Confidential Treatment Requested

PART 6: INDEX OF FINANCIAL INFORMATION PROVIDED

         DATE       DOCUMENTS REQUESTED     STATUS    DATE SUPPLIED   SUPPLIED BY      RECIPIENT
[ ]*


----------
* Confidential Treatment Requested